EXECUTION COPY

                        INDENTURE dated as of March 1, 1997, between
                  CONTIFINANCIAL CORPORATION, a Delaware corporation (the "Company"), and THE CHASE MANHATTAN BANK, a New York banking corporation (the "Trustee").

            The Company has duly authorized the execution and delivery of this Indenture to provide for the creation of an issue of 7-1/2% Senior Notes Due 2002 (the "Series A Securities") and, if and when issued pursuant to a registered exchange offer or, if applicable, a private exchange, for the Series A Securities, its 7-1/2% Senior Notes Due 2002 (the "Series B Securities" and together with the Series A Securities, the "Securities"), of substantially the tenor and amount hereinafter set forth, and to provide therefor the Company has duly authorized the execution and delivery of this Indenture.

            Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Securities:

                                    ARTICLE 1

                   Definitions and Incorporation by Reference

            SECTION 1.01. Definitions.

            "Additional Assets" means (i) any property or assets (other than Indebtedness and Capital Stock) used or useful in a Related Business, (ii) the Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Company or another Restricted Subsidiary, (iii) Capital Stock constituting a minority interest in any Person that at such time is a Restricted Subsidiary; provided, however, that any such Restricted Subsidiary described in clause (ii) or (iii) above is primarily engaged in a Related Business or (iv) the Capital Stock or Indebtedness of a Strategic Alliance Client.

            "Affiliate" of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this
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definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing. For purposes of Sections 3.07 and 3.08 only, "Affiliate" shall also mean any beneficial owner of Capital Stock representing 5% or more of the total voting power of the Voting Stock (on a fully diluted basis) of the Company or of rights or warrants to purchase such Capital Stock (whether or not currently exercisable) and any Person who would be an Affiliate of any such beneficial owner pursuant to the first sentence hereof.

            "Asset Disposition" means any sale, lease, transfer or other disposition (or series of related sales, leases, transfers or dispositions) by the Company or any Restricted Subsidiary, including any disposition by means of a merger, consolidation or similar transaction (each referred to for the purposes of this definition as a "disposition"), of (i) any shares of Capital Stock of a Restricted Subsidiary (other than directors' qualifying shares or shares required by applicable law to be held by a Person other than the Company or a Restricted Subsidiary), (ii) all or substantially all the assets of any division or line of business of the Company or any Restricted Subsidiary, (iii) any other assets of the Company or any Restricted Subsidiary outside of the ordinary course of business of the Company or such Restricted Subsidiary, (iv) any Investment in a Strategic Alliance Client or (v) any Excess Spread Receivables (other than, in the case of (i), (ii), (iii), (iv) and (v) above, (x) a disposition by a Restricted Subsidiary to the Company or by the Company or a Restricted Subsidiary to a Consolidated Restricted Subsidiary, (y) for purposes of Section 3.07 only, a disposition that constitutes a Restricted Payment permitted by Section 3.05 or (z) a disposition of assets (including related assets) for an aggregate consideration of $1.0 million or less).

            "Average Life" means, as of the date of determination, with respect to any Indebtedness or Preferred Stock, the quotient obtained by dividing (i) the sum of the products of numbers of years from the date of determination to the dates of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Preferred Stock multiplied by the amount of such payment by (ii) the sum of all such payments.
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            "Board of Directors" means the Board of Directors of the Company or any committee thereof duly authorized to act on behalf of such Board.

            "Business Day" means each day which is not a Legal Holiday.

            "Capital Lease Obligations" means an obligation that is required to be classified and accounted for as a capital lease for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

            "Capital Stock" of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests or membership interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

            "Change of Control" means the occurrence of any of the following events:

            (i) Any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than the Permitted Holders, is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that such person shall be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 35% of the total voting power of the Voting Stock of the Company; provided, however, that the Permitted Holders beneficially own (as defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act), directly or indirectly, in the aggregate a lesser percentage of the total voting power of the Voting Stock of the Company than such other person and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors (for the purposes of this clause (i), such other person shall be deemed to beneficially own any Voting Stock of a corporation held
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      by another corporation (a "parent corporation"), if such other person is the beneficial owner (as defined above for such person), directly or indirectly, of more than 35% of the voting power of the Voting Stock of such parent corporation and the Permitted Holders beneficially own (as defined above for the Permitted Holders), directly or indirectly, in the aggregate a lesser percentage of the voting power of the Voting Stock of such parent corporation and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the board of directors of such parent corporation);

            (ii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of the Company was approved by a vote of 66-2/3% of the directors of the Company then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors then in office; or

            (iii) the merger or consolidation of the Company with or into another Person or the merger of another Person with or into the Company, or the sale of all or substantially all the assets of the Company to another Person (other than a Person that is controlled by the Permitted Holders), and, in the case of any such merger or consolidation, the securities of the Company that are outstanding immediately prior to such transaction and which represent 100% of the aggregate voting power of the Voting Stock of the Company are changed into or exchanged for cash, securities or property, unless pursuant to such transaction such securities are changed into or exchanged for, in addition to any other consideration, securities of the surviving corporation that represent immediately after such transaction, at least a majority of the aggregate voting power of the Voting Stock of the surviving corporation; provided, however, that the sale by the Company or its Restricted Subsidiaries from time to time of Receivables to a trust for the purpose solely of effecting one or more securitizations shall not be treated hereunder as a
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      sale of all or substantially all the assets of the
      Company.

            "Code" means the Internal Revenue Code of 1986, as amended.

            "Company" means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor and, for purposes of any provision contained herein and required by the TIA, each other obligor on the indenture securities.

            "Consolidated Leverage Ratio" as of any date of determination means the ratio of (i) the aggregate amount of all Indebtedness of the Company and its Restricted Subsidiaries on a consolidated basis, excluding (A) Permitted Warehouse Indebtedness and (B) Hedging Obligations permitted to be Incurred pursuant to Section 3.03(b)(6) to (ii) the Consolidated Net Worth of the Company.

            "Consolidated Net Income" means, for any period, the net income of the Company and its consolidated Subsidiaries; provided, however, that there shall not be included in such Consolidated Net Income: (i) any net income of any Person if such Person is not a Restricted Subsidiary, except that (A) subject to the exclusion contained in clause (iv) below, the Company's equity in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to the Company or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution paid to a Restricted Subsidiary, to the limitations contained in clause (iii) below) and (B) the Company's equity in a net loss of any such Person for such period shall be included in determining such Consolidated Net Income; (ii) any net income (or loss) of any Person acquired by the Company or a Subsidiary in a pooling of interests transaction for any period prior to the date of such acquisition; (iii) any net income of any Restricted Subsidiary if such Restricted Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to the Company, except that (A) subject to the exclusion contained in clause (iv) below, the Company's equity in the net income of any such Restricted Subsidiary for such period shall be
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included in such Consolidated Net Income to the extent that cash could have been distributed by such Restricted Subsidiary during such period to the Company or another Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution paid to another Restricted Subsidiary, to the limitation contained in this clause) and (B) the Company's equity in a net loss of any such Restricted Subsidiary for such period shall be included in determining such Consolidated Net Income; (iv) any gain (but not loss) realized upon the sale or other disposition of any asset (excluding any equity Investment in a Strategic Alliance Client) of the Company or its consolidated Subsidiaries (including pursuant to any sale-and-leaseback arrangement) which is not sold or otherwise disposed of in the ordinary course of business and any gain (but not loss) realized upon the sale or other disposition of any Capital Stock of any Person (excluding Capital Stock in a Strategic Alliance Client); (v) extraordinary gains or losses; and (vi) the cumulative effect of a change in accounting principles. Notwithstanding the foregoing, for the purposes of Section 3.05 only, there shall be excluded from Consolidated Net Income any dividends, repayments of loans or advances or other transfers of assets from any Person to the Company or a Restricted Subsidiary to the extent such dividends, repayments or transfers increase the amount of Restricted Payments permitted under Section 3.05(a)(iii)(D).

            "Consolidated Net Worth" means the total of the amounts shown on the balance sheet of the Company and its Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP, as of the end of the most recent fiscal quarter of the Company for which financial statements are available, as
(i) the par or stated value of all outstanding Capital Stock of the Company plus
(ii) paid-in capital or capital surplus relating to such Capital Stock plus
(iii) any retained earnings or earned surplus less (A) any accumulated deficit,
(B) any amounts attributable to Disqualified Stock and (C) any amounts attributable to deferred compensation appropriately classified as net worth in accordance with GAAP.

            "Consolidated Restricted Subsidiary" means a Restricted Subsidiary
(i) 80% of the Capital Stock and 80% of the Voting Stock of which is owned by the Company or one or more Consolidated Restricted Subsidiaries and (ii) which is treated as a consolidated subsidiary for the purpose of the Company's U.S. Federal income tax reporting.
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            "Continental Grain" means Continental Grain Company, a Delaware corporation.

            "Currency Agreement" means in respect of a Person any foreign exchange contract, currency swap agreement or other similar agreement to which such Person is a party or a beneficiary.

            "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

            "Disqualified Stock" means, with respect to any Person, any Capital Stock which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event
(i) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise, (ii) is convertible or exchangeable for Indebtedness or Disqualified Stock or (iii) is redeemable at the option of the holder thereof, in each case in whole or in part on or prior to the first anniversary of the Stated Maturity of the Securities; provided, however, that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such Person to repurchase or redeem such Capital Stock upon the occurrence of an "asset sale" or "change of control" occurring prior to the first anniversary of the Stated Maturity of the Securities shall not constitute Disqualified Stock if the "asset sale" or "change of control" provisions applicable to such Capital Stock are not more favorable to the holders of such Capital Stock than the provisions in Sections
3.07 and 3.09.

            "Eligible Excess Spread Receivables" means Excess Spread Receivables created after April 2, 1996; provided, however, that Eligible Excess Spread Receivables shall not include any Excess Spread Receivables created as the result of the securitization or sale of other Excess Spread Receivables.

            "Excess Spread" means, over the life of a "pool" of Receivables that have been sold by a Person to a trust or other Person in a securitization or sale, the rights retained by such Person or its Restricted Subsidiaries at or subsequent to the closing of such securitization or sale to receive cash flows attributable to such "pool".
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            "Excess Spread Receivables" of a Person means the contractual or certificated right to Excess Spread capitalized on such Person's consolidated balance sheet (the amount of which shall be the present value of the Excess Spread, calculated in accordance with GAAP).

            "Exchange Act" means the Securities Exchange Act of 1934, as amended.

            "Exchange Offer" means any exchange pursuant to the Registration Rights Agreement of Series A Securities for a like principal amount of Series B Securities.

            "GAAP" means generally accepted accounting principles in the United States of America as in effect as of the Issue Date, including those set forth
(i) in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants, (ii) in the statements and pronouncements of the Financial Accounting Standards Board, (iii) in such other statements by such other entity as approved by a significant segment of the accounting profession, and (iv) in the rules and regulations of the SEC governing the inclusion of financial statements (including pro forma financial statements) in periodic reports required to be filed pursuant to Section 13 of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the SEC and releases of the Emerging Issues Task Force.

            "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness or other obligation of any Person and any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation of such Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise) or (ii) entered into for the purpose of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a
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verb has a corresponding meaning. The term "Guarantor" shall mean any Person
Guaranteeing any obligation.

            "Hedging Obligations" of any Person means the obligations of such Person pursuant to any Interest Rate Agreement, Currency Agreement or such other agreement designed to mitigate risks of fluctuations in value of assets owned, financed or sold, or of liabilities incurred or assumed, in either case in the ordinary course of business of the Company or its Restricted Subsidiaries.

            "Holder" or "Securityholder" means the Person in whose name a Security is registered on the Registrar's books.

            "Incur" means issue, assume, Guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Subsidiary at the time it becomes a Subsidiary. The term "Incurrence" when used as a noun shall have a correlative meaning. The accretion of principal of a non-interest bearing or other discount security shall be deemed the Incurrence of Indebtedness.

            "Indebtedness" means, with respect to any Person on any date of determination (without duplication), (i) the principal of and premium (if any) in respect of (A) indebtedness of such Person for money borrowed and (B) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable; (ii) all Capital Lease Obligations of such Person; (iii) all obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement (but excluding trade accounts payable and expense accruals arising in the ordinary course of business); (iv) all obligations of such Person for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in (i) through (iii) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the tenth Business Day following
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receipt by such Person of a demand for reimbursement following payment on the letter of credit); (v) the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock (but excluding any accrued dividends); (vi) Warehouse Indebtedness; (vii) in connection with each sale by such Person of any Excess Spread Receivables, the maximum aggregate contractual claim (if any) that the purchaser thereof could have against such Person if the amounts anticipated at the time of such sale to be received by such purchaser in connection with such Excess Spread Receivables are not received by such purchaser; (viii) all obligations of the type referred to in clauses (i) through (vii) of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any Guarantee; (ix) all obligations of the type referred to in clauses
(i) through (viii) of other Persons secured by any Lien on any property or asset of such Person (whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the value of such property or assets or the amount of the obligation so secured and (x) to the extent not otherwise included in this definition, Hedging Obligations of such Person. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date. Notwithstanding the foregoing, any securities issued in a securitization by a special purpose owner trust or similar entity formed by or on behalf of a Person and to which Receivables or Excess Spread Receivables have been sold or otherwise transferred by or on behalf of such Person or its Subsidiaries shall not be treated as Indebtedness of such Person or its Subsidiaries under this Indenture, regardless of whether such securities are treated as indebtedness for tax purposes.

            "Indenture" means this Indenture as amended or supplemented from time to time.

            "Initial Purchasers" means Bear, Stearns & Co. Inc. and Credit Suisse First Boston Corporation.

            "interest", when used with respect to any Security, means the amount of all interest accruing on such
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Security, including all additional interest payable on the Securities pursuant to the Registration Rights Agreement.

            "Interest Rate Agreement" means any interest rate swap agreement, interest rate cap agreement, repurchase agreement, futures contract or other financial agreement or arrangement designed to protect the Company or any Restricted Subsidiary against fluctuations in interest rates.

            "Investment" in any Person means any direct or indirect advance, loan (other than advances to customers in the ordinary course of business that are recorded as trade accounts on the balance sheet of the lender) or other extensions of credit (including by way of Guarantee or similar arrangement) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by such Person. For purposes of the definition of "Unrestricted Subsidiary", the definition of "Restricted Payment" and Section 3.05, (i) "Investment" shall include the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of any Subsidiary of the Company at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company shall be deemed to continue to have a permanent "Investment" in an Unrestricted Subsidiary equal to an amount (if positive) equal to (x) the Company's "Investment" in such Subsidiary at the time of such redesignation less (y) the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time of such redesignation; and (ii) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Board of Directors.

            "Investment Grade Rating" means a rating equal to or higher than Baa3 (or the equivalent) and BBB- (or the equivalent) by Moody's Investors Service, Inc. (or any successor to the rating agency business thereof) and Standard & Poor's Ratings Group (or any successor to the rating agency business thereof), respectively.
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            "Issue Date" means the date on which the Series A Securities are originally issued.

            "Lien" means (i) any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof) and (ii) any claim (whether direct or indirect through subordination or other structural encumbrance) against any Excess Spread Receivables sold unless the seller is not liable for any losses thereon.

            "Net Available Cash" from an Asset Disposition means cash payments received therefrom (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to such properties or assets or received in any other noncash form) in each case net of (i) all legal, title and recording tax expenses, commissions and other fees and expenses incurred, and all Federal, state, provincial, foreign and local taxes required to be accrued as a liability under GAAP, as a consequence of such Asset Disposition, (ii) all payments made on any Indebtedness which is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon or other security agreement of any kind with respect to such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law be, repaid out of the proceeds from such Asset Disposition, (iii) all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Disposition and (iv) the deduction of appropriate amounts provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the property or other assets disposed in such Asset Disposition and retained by the Company or any Restricted Subsidiary after such Asset Disposition.

            "Net Cash Proceeds," with respect to any issuance or sale of Capital Stock, means the cash proceeds of such issuance or sale net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.
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            "Officer" means the Chairman of the Board, the President, any Senior
Vice President, any Vice President, the Treasurer or the Secretary of the Company.

            "Officers' Certificate" means a certificate signed by two Officers.

            "Opinion of Counsel" means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee.

            "Permitted Holders" means lineal descendants of Jules Fribourg, including any individual legally adopted; spouses of such descendants; trusts, the beneficiaries of which are any of the foregoing; partnerships, corporations, or other entities in which any of the foregoing (individually or collectively) has a controlling interest; and charitable organizations established by any of the foregoing.

            "Permitted Investment" means an Investment by the Company or any Restricted Subsidiary in (i) a Restricted Subsidiary or a Person that will, upon the making of such Investment, become a Restricted Subsidiary; provided, however, that the primary business of such Restricted Subsidiary is a Related Business; (ii) a Strategic Alliance Client to the extent such Investment consists of options, warrants or other securities that are convertible or exchangeable for equity securities of such Strategic Alliance Client and is received by the Company or a Restricted Subsidiary without the payment of any consideration other than the concurrent provision by the Company or such Restricted Subsidiary to such Strategic Alliance Client of financing or asset securitization expertise on terms determined by the Company to be fair and reasonable to the Company or such Restricted Subsidiary from a financial point of view without taking into consideration any value that may inhere in such option, warrant or convertible or exchangeable security; (iii) another Person if as a result of such Investment such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, the Company or a Restricted Subsidiary; provided, however, that such Person's primary business is a Related Business; (iv) Temporary Cash Investments; (v) receivables owing to the Company or any Restricted Subsidiary if created or acquired in the ordinary course of business and payable or dischargeable in
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accordance with customary trade terms; (vi) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business; (vii) loans or advances to employees made in the ordinary course of business consistent with past practices of the Company or such Restricted Subsidiary; (viii) stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Company or any Restricted Subsidiary or in satisfaction of judgments; (ix) any Person to the extent such Investment represents the non-cash portion of the consideration received for an Asset Disposition as permitted pursuant to Section 3.07; (x) Receivables; (xi) a Strategic Alliance Client to the extent such Investment consists of (A) Indebtedness of such Strategic Alliance Client that is secured by Receivables owned by such Strategic Alliance Client in an aggregate principal amount at any time outstanding not to exceed 100% of the aggregate market value of such Receivables; provided, however, that such Receivables are eligible to be characterized under GAAP as held for sale on the balance sheet of such Strategic Alliance Client and such Indebtedness has not been outstanding in excess of 364 days; and (B) Indebtedness of such Strategic Alliance Client that is secured by Excess Spread Receivables owned by such Strategic Alliance Client; provided, however, that such Excess Spread
Receivables are attributed solely to one or more "pools" of Receivables that were securitized in one or more transactions in which the Company or its Restricted Subsidiaries either acted as underwriters or placement agent or provided all or a portion of the financing for such "pool" prior to such securitization; and (xii) Excess Spread Receivables; provided, however, that such Excess Spread Receivables represent interests in one or more "pools" of Receivables that were securitized in one or more transactions in which the Company or its Restricted Subsidiaries acted as sponsor, underwriter or placement agent or provided all or a portion of the financing for such "pool" prior to such securitization.

            "Permitted Liens" means, with respect to any Person, (a) pledges or deposits by such Person under worker's compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such

Person or deposits of cash or United States government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case Incurred in the ordinary course of business; (b) Liens imposed by law, such as carriers', warehousemen's and mechanics' Liens, in each case for sums not yet due or being contested in good faith by appropriate proceedings or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review; (c) Liens for property taxes not yet subject to penalties for non-payment or which are being contested in good faith and by appropriate proceedings; (d) Liens in favor of issuers of surety bonds or letters of credit issued pursuant to the request of and for the account of such Person in the ordinary course of its business; provided, however, that such letters of credit do not constitute Indebtedness; (e) minor survey exceptions, minor encumbrances, easements or reservations of, or rights of others for, licenses, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real property or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which were not Incurred in connection with Indebtedness and which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person; (f) Liens securing Indebtedness Incurred to finance the construction, purchase or lease of, or repairs, improvements or additions to, property of such Person (but excluding Capital Stock of another Person); provided, however, that the Lien may not extend to any other property owned by such Person or any of its Subsidiaries at the time the Lien is Incurred, and the Indebtedness secured by the Lien may not be Incurred more than 180 days after the later of the acquisition, completion of construction, repair, improvement, addition or commencement of full operation of the property subject to the Lien;
(g) Liens on Receivables owned by the Company or a Restricted Subsidiary, as the case may be, to secure Indebtedness permitted under Section 3.03(b)(1) or
Section 3.04(a); (h) Liens on Excess Spread Receivables (or on the Capital Stock of any Subsidiary of such Person substantially all the assets of which are Excess Spread Receivables); provided, however, that (I) unless the Covenant Termination has occurred, (A) any such Liens shall not pertain to any Excess Spread Receivable existing on April 2, 1996 which, if created thereafter, would have been an Eligible Excess Spread Receivable unless such Excess Spread Receivable was subject to a Lien on such date created by the Company in respect of the financing thereof (a "predecessor Lien"); provided further, however, that in the case of any such Liens (a "subsequent Lien") on Excess Spread Receivables which were subject to predecessor Liens, the sum of
(1) the aggregate book value of subordinated interests created and retained by the Company or its Restricted Subsidiaries as a result of the sale or financing associated with such subsequent Liens and (2) the aggregate book value of any Excess Spread Receivables which were subject to predecessor Liens but which are then no longer subject to any Lien (other than Permitted Liens described under another clause of this definition) shall equal at least the aggregate book value at such time of all such Excess Spread Receivables which are then subject to subsequent Liens, as calculated immediately prior to the creation of each such subsequent Lien, multiplied by a fraction the numerator of which is the aggregate book value of the subordinated interests associated with all predecessor Liens on April 2, 1996 and the denominator of which is the sum of
(1) such aggregate book value of such subordinated interests and (2) the outstanding balance on April 2, 1996 of the related senior interests; and (B) any such Lien on any Eligible Excess Spread Receivables shall extend to Eligible Excess Spread Receivables representing no more than 50% of the amount of Eligible Excess Spread Receivables shown on the balance sheet of the Company and its consolidated Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP, as of the later of (x) the Issue Date and (y) the end of the most recent fiscal quarter of the Company prior to the creation of such Lien for which financial statements are available; and (II) for purposes of this clause (h), any Lien on the Capital Stock of any Person substantially all the assets of which are Excess Spread Receivables shall be treated as a Lien on the Excess Spread Receivables of such Person; (i) Liens existing on the Issue Date;
(j) Liens on property or shares of Capital Stock of another Person at the time such other Person becomes a Subsidiary of such Person; provided, however, that such Liens are not created, incurred or assumed in connection with, or in contemplation of, such other Person becoming such a Subsidiary; provided further, however, that such Lien may not extend to any other property owned by such Person or any of its Subsidiaries; (k) Liens on property at the time such Person or any of its Subsidiaries acquires the property, including any acquisition by means of a merger or consolidation with or into such Person or a Subsidiary of such Person; provided, however, that such Liens are not created, incurred or assumed in connection with, or in contemplation of, such acquisition; provided further, however, that the Liens may not extend to any other property owned by such Person or any of its Subsidiaries; (l) Liens securing Indebtedness or other obligations of a Subsidiary of such Person owing to such Person or a Consolidated Restricted Subsidiary of such Person; (m) Liens (other than on any Excess Spread Receivables) securing Hedging Obligations; (n) Liens on cash or other assets (other than Excess Spread Receivables) securing Warehouse Indebtedness (other than Permitted Warehouse Indebtedness) of the Company or its Restricted Subsidiaries; and (o) Liens to secure any Refinancing (or successive Refinancings) as a whole, or in part, of any Indebtedness secured by any Lien referred to in the foregoing clauses (f), (i), (j) and (k); provided, however, that (x) such new Lien shall be limited to all or part of the same property that secured the original Lien (plus improvements to or on such property) and (y) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (A) the outstanding principal amount or, if greater, committed amount of the Indebtedness described under clauses (f), (i), (j) or
(k), as the case may be, at the time the original Lien became a Permitted Lien and (B) an amount necessary to pay any fees and expenses, including premiums, related to such refinancing, refunding, extension, renewal or replacement. Notwithstanding the foregoing, "Permitted Liens" will not include any Lien described in clauses (f), (j) or (k) above to the extent such Lien applies to any Additional Assets acquired directly or indirectly from Net Available Cash pursuant to Section 3.07.

            "Permitted Warehouse Indebtedness" means Warehouse Indebtedness in connection with a Warehouse Facility; provided, however, that (i) the assets as to which such Warehouse Indebtedness relates are or, prior to any funding under the related Warehouse Facility with respect to such assets, were eligible to be recorded as held for sale on the consolidated balance sheet of the Company in accordance with GAAP, (ii) such Warehouse Indebtedness will be deemed to be Permitted Warehouse Indebtedness except to the extent the holders of such Warehouse Indebtedness have contractual recourse to the Company or its Restricted Subsidiaries to satisfy claims in respect of such Warehouse Indebtedness in excess of (A) the realizable value of the assets as to which such Warehouse Indebtedness relates and (B) any assets securing such Warehouse Indebtedness, and (iii) any such Indebtedness has not been outstanding in excess of 364 days.

            "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

            "Preferred Stock", as applied to the Capital Stock of any Person, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.

            "principal" of a Security means the principal of the Security plus the premium, if any, payable on the Security which is due or overdue or is to become due at the relevant time.

            "Purchase Agreement" means the Purchase Agreement dated March 7, 1997, among the Company and the Initial Purchasers.

            "Qualified Institutional Buyer" or "QIB" shall have the meaning specified in Rule 144A under the Securities Act.

            "Rating Agencies" mean Standard & Poor's Ratings Group, a division of McGraw Hill, Inc., and Moody's Investors Service, Inc. or any successor to the respective rating agency businesses thereof.

            "Receivables" means consumer and commercial loans, leases and receivables purchased or originated by the Company, any Restricted Subsidiary or a Strategic Alliance Client in the ordinary course of business; provided, however, that for purposes of determining the amount of a Receivable at any time, such amount shall be determined in accordance with GAAP, consistently applied, as of the most recent practicable date.

            "Refinance" means, in respect of any Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue other Indebtedness in exchange or replacement for, such Indebtedness.

"Refinanced" and "Refinancing" shall have correlative meanings.

            "Refinancing Indebtedness" means Indebtedness that Refinances any Indebtedness of the Company or any Restricted Subsidiary existing on the Issue Date or Incurred in compliance with this Indenture including Indebtedness that Refinances Refinancing Indebtedness; provided, however, that (i) such Refinancing Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the Indebtedness being Refinanced, (ii) such Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the Average Life of the Indebtedness being Refinanced and (iii) such Refinancing Indebtedness has an aggregate principal amount (or if Incurred with original issue discount, an aggregate issue price) that is equal to or less than the aggregate principal amount (or if Incurred with original issue discount, the aggregate accreted value) then outstanding or committed (plus fees and expenses, including any premium and defeasance costs) under the Indebtedness being Refinanced; provided further, however, that Refinancing Indebtedness shall not include (x) Indebtedness of a Subsidiary that Refinances Indebtedness of the Company or another Subsidiary or
(y) Indebtedness of the Company or a Restricted Subsidiary that Refinances Indebtedness of an Unrestricted Subsidiary.

            "Registration Rights Agreement" means the Registration Rights Agreement dated as of March 7, 1997 among the Company and the Initial Purchasers, as the same may be amended or supplemented or otherwise modified from time to time in accordance with the terms thereof.

            "Related Business" means any consumer or commercial finance business or any financial service business.

            "Restricted Payment" with respect to any Person means (i) the declaration or payment of any dividends or any other distributions of any sort in respect of its Capital Stock (including any payment in connection with any merger or consolidation involving such Person) or similar payment to the direct or indirect holders of its Capital Stock (other than (A) dividends or distributions payable solely in its Capital Stock (other than Disqualified Stock), (B) dividends or distributions payable solely to the Company or a Restricted Subsidiary and (C) pro rata dividends or other distributions made by a Subsidiary that is not a Wholly Owned Subsidiary to minority stockholders (or owners of an equivalent interest in the case of a Subsidiary that is an entity other than a corporation)), (ii) the purchase, redemption or other acquisition or retirement for value of any Capital Stock of the Company held by any Person or of any Capital Stock of a Restricted Subsidiary held by any Affiliate of the Company (other than a Restricted Subsidiary), including the exercise of any option to exchange any Capital Stock (other than into Capital Stock of the Company that is not Disqualified Stock),
(iii) the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment of any Subordinated Obligations (other than the purchase, repurchase or other acquisition of Subordinated Obligations purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of acquisition) or (iv) the making of any Investment (other than a Permitted Investment) in any Person.

            "Restricted Subsidiary" means any Subsidiary of the Company that is not an Unrestricted Subsidiary.

            "Rule 144A" means Rule 144A under the Securities Act.

            "SEC" means the Securities and Exchange Commission.

            "Securities" has the meaning stated in the first recital of this Indenture.

            "Securities Act" means the Securities Act of 1933.

            "Senior Indebtedness" means (i) Indebtedness of any Person, whether outstanding on the Issue Date or thereafter Incurred and (ii) accrued and unpaid interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company to the extent post-filing interest is allowed in such proceeding) in respect of (A) indebtedness of such Person for money borrowed and (B) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable unless, in the case of either clause (i) or
(ii), in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such obligations are subordinate in right of payment to the Securities; provided, however, that Senior Indebtedness shall not include (1) any obligation of such Person to any Subsidiary of such Person, (2) any liability for Federal, state, local or other taxes owed or owing by such Person, (3) any accounts payable or other liability to trade creditors arising in the ordinary course of business (including guarantees thereof or instruments evidencing such liabilities), (4) any obligation in respect of Capital Stock of such Person or (5) that portion of any Indebtedness which at the time of Incurrence is Incurred in violation of this Indenture.

            "Significant Subsidiary" means any Restricted Subsidiary that would be a "Significant Subsidiary" of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.

            "Stated Maturity" means, with respect to any security, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency unless such contingency has occurred).

            "Strategic Alliance Client" means any Person (other than a Restricted Subsidiary) engaged in a Related Business to which the Company provides, or reasonably expects to provide, financing or asset securitization expertise in return for asset-backed underwriting or placement agent commitments.

            "Subordinated Obligation" means any Indebtedness of the Company (whether outstanding on the Issue Date or thereafter Incurred) which is subordinate or junior in right of payment to the Securities pursuant to a written agreement to that effect.

            "Subsidiary" means, in respect of any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person, (ii) such Person and one or more Subsidiaries of such Person or (iii) one or more Subsidiaries of such Person.

            "Temporary Cash Investments" means any of the following: (i) any investment in direct obligations of the United States of America or any agency thereof or obligations guaranteed by the United States of America or any agency thereof, (ii) investments in time deposit accounts, certificates of deposit and money market deposits maturing within 180 days of the date of acquisition thereof issued by a bank or trust company that is not an Affiliate of the Company and which is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States, and which bank or trust company has capital, surplus and undivided profits aggregating in excess of $50,000,000 (or the foreign currency equivalent thereof) and has outstanding debt which is rated "A" (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act) or any money-market fund sponsored by a registered broker dealer or mutual fund distributor, (iii) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (i) above entered into with a bank meeting the qualifications described in clause (ii) above, (iv) investments in commercial paper, maturing not more than 90 days after the date of acquisition, issued by a corporation (other than an Affiliate of the Company) organized and in existence under the laws of the United States of America or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of "P-1" (or higher) according to Moody's Investors Service, Inc. or "A-1" (or higher) according to Standard and Poor's Ratings Group, and (v) investments in securities with maturities of six months or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least "A" by Standard & Poor's Ratings Group or "A" by Moody's Investors Service, Inc.

            "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. ss.ss. 77aaa-77bbbb) as in effect on the date of this Indenture.

            "Trustee" means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor.

            "Trust Officer" means the Chairman of the Board, the President, any vice president, any assistant vice president, the secretary, any assistant secretary, the treasurer, any assistant treasurer, the cashier, any assistant cashier, any trust officer or assistant trust officer of the Trustee assigned by the Trustee to administer its corporate trust matters.

            "Uniform Commercial Code" means the New York Uniform Commercial Code as in effect from time to time.

            "Unrestricted Subsidiary" means (i) any Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors in the manner provided below and (ii) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Capital Stock or Indebtedness of, or holds any Lien on any property of, the Company or any other Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated; provided, however, that either (A) the Subsidiary to be so designated has total assets of $1,000 or less or (B) if such Subsidiary has assets greater than $1,000, such designation would be permitted under Section 3.05. The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that immediately after giving effect to such designation (x) the Company could Incur $1.00 of additional Indebtedness under Section 3.03(a) and (y) no Default shall have occurred and be continuing. Any such designation by the Board of Directors shall be evidenced by the Company to the Trustee by promptly filing with the Trustee a copy of the board resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions.

            "U.S. Government Obligations" means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the

United States of America is pledged and which are not callable at the issuer's option.

            "Voting Stock" of a Person means all classes of Capital Stock or other interests (including partnership interests or membership interests) of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

            "Warehouse Facility" means any funding arrangement with a financial institution or other lender or purchaser exclusively to finance the purchase or origination of Receivables by the Company, a Subsidiary of the Company or a Strategic Alliance Client for the purpose of pooling such Receivables prior to securitization or sale in the ordinary course of business, including purchase and sale facilities pursuant to which the Company or a Subsidiary of the Company sells Receivables or debt of a Strategic Alliance Client secured by Receivables owned or financed by such Strategic Alliance Client to a financial institution and retains a right of first refusal upon the subsequent resale of such Receivables or debt by such financial institution.

            "Warehouse Indebtedness" means the greater of (x) the consideration received by the Company or its Restricted Subsidiaries under a Warehouse Facility and (y) the book value of the assets financed under a Warehouse Facility with respect to Receivables or debt of a Strategic Alliance Client secured by Receivables owned or financed by such Strategic Alliance Client until such time such Receivables or debt are (i) securitized, (ii) repurchased by the Company or its Restricted Subsidiaries or (iii) sold by the counterparty under the Warehouse Facility to a Person who is not an Affiliate of the Company.

            "Wholly Owned Subsidiary" means a Restricted Subsidiary all the Capital Stock of which (other than directors' qualifying shares and shares held by other Persons to the extent such shares are required by applicable law to be held by a Person other than the Company or a Restricted Subsidiary) is owned by the Company or one or more Wholly Owned Subsidiaries.

            SECTION 1.02. Other Definitions.

                                                          Defined in
                         Term                              Section
                         ----                              -------

      "Affiliate Transaction" ................               3.08
      "Bankruptcy Law" .......................               5.01
      "covenant defeasance option" ...........               7.01(b)
      "Covenant Termination" .................               3.14
      "Custodian" ............................               5.01
      "Event of Default" .....................               5.01
      "legal defeasance option" ..............               7.01(b)
      "Legal Holiday" ........................               9.08
      "Offer" ................................               3.07
      "Offer Amount" .........................               3.07
      "Offer Period" .........................               3.07
      "Paying Agent" .........................               2.03
      "Purchase Date" ........................               3.07
      "Registrar".............................               2.03
      "Successor Company" ....................               4.01

            SECTION 1.03. Incorporation by Reference of Trust Indenture Act. Upon the issuance of the Series B Securities, if any, or the effectiveness of the Shelf Registration Statement (as defined in the Registration Rights Agreement), this Indenture will be subject to the mandatory provisions of the TIA which are incorporated by reference in and made a part of this Indenture. The following TIA terms have the following meanings:

            "Commission" means the SEC.

            "indenture securities" means the Securities.

            "indenture security holder" means a Securityholder.

            "indenture to be qualified" means this Indenture.

            "indenture trustee" or "institutional trustee" means the Trustee.

            "obligor" on the indenture securities means the Company and any other obligor on the indenture securities.

            All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule have the meanings assigned to them by such definitions.

            SECTION 1.04. Rules of Construction. Unless the context otherwise requires:

            (1) a term has the meaning assigned to it;

            (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

            (3) "or" is not exclusive;

            (4) "including" means including without limitation;

            (5) words in the singular include the plural and words in the plural include the singular;

            (6) unsecured Indebtedness shall not be deemed to be subordinate or junior to Secured Indebtedness merely by virtue of its nature as unsecured Indebtedness;

            (7) the principal amount of any noninterest bearing or other discount security at any date shall be the principal amount thereof that would be shown on a balance sheet of the issuer dated such date prepared in accordance with GAAP and accretion of principal on such security shall be deemed to be the Incurrence of Indebtedness;

            (8) the principal amount of any Preferred Stock shall be (i) the maximum liquidation value of such Preferred Stock or (ii) the maximum mandatory redemption or mandatory repurchase price with respect to such Preferred Stock, whichever is greater; and

            (9) all references to the date the Securities were originally issued shall refer to the date the Series A Securities were originally issued.

                                    ARTICLE 2

                                 The Securities

            SECTION 2.01. Form and Dating. The Series A Securities and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A which is hereby incorporated in and expressly made a part of this Indenture. The Series B Securities and the Trustee's Certificate of Authentication shall be substantially in the form of Exhibit B, which is hereby incorporated in and expressly made a part of this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Company is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Company). Each Security shall be dated the date of its authentication. The terms of the Securities set forth in Exhibit A and Exhibit B are part of the terms of this Indenture.

            The Series A Securities are being offered and sold by the Company pursuant to the Purchase Agreement.

            SECTION 2.02. Execution and Authentication. Two Officers shall sign the Securities for the Company by manual or facsimile signature. The Company's seal shall be impressed, affixed, imprinted or reproduced on the Securities and may be in facsimile form.

            If an Officer whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless.

            A Security shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Security. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

            The Trustee shall authenticate and deliver Series A Securities for original issue in an aggregate principal amount of $200,000,000, upon a written order of the Company signed by two Officers or by an Officer and either an Assistant Treasurer or an Assistant Secretary of the Company. Such order shall specify the amount of the Securities to be authenticated and the date on which the original issue of Securities is to be authenticated. Upon a written order of the Company signed by two Officers or by an Officer and either an Assistant Treasurer or an Assistant Secretary of the Company, the Trustee shall authenticate for original issue Series B Securities in an aggregate principal amount not to exceed $200,000,000; provided that such

Series B Securities shall be issuable only upon the valid surrender for cancelation of Series A Securities of a like aggregate principal amount in accordance with the Exchange Offer or a private exchange pursuant to the Registration Rights Agreement. The aggregate principal amount of Securities outstanding at any time may not exceed $200,000,000 except as provided in
Section 2.07. All Series A Securities and Series B Securities shall be treated as a single class of Securities for all purposes hereunder.

            The Trustee may appoint an authenticating agent reasonably acceptable to the Company to authenticate the Securities. Unless limited by the terms of such appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as any Registrar, Paying Agent or agent for service of notices and demands.

            SECTION 2.03. Registrar and Paying Agent. The Company shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange (the "Registrar") and an office or agency where Securities may be presented for payment (the "Paying Agent"). The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company may have one or more co-registrars and one or more additional paying agents. The term "Paying Agent" includes any additional paying agent.

            The Company shall enter into an appropriate agency agreement with any Registrar, Paying Agent or co-registrar not a party to this Indenture, which shall incorporate the terms of the TIA, if applicable as provided in Section
1.03. The agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee of the name and address of any such agent. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 6.07. The Company or any of its domestically incorporated Wholly Owned Subsidiaries may act as Paying Agent, Registrar, co-registrar or transfer agent.

            The Company initially appoints the Trustee as Registrar and Paying Agent in connection with the Securities.

            SECTION 2.04. Paying Agent To Hold Money in Trust. By 11:00 a.m., New York time, on each due date of the principal and interest on any Security, the Company shall deposit with the Paying Agent a sum sufficient to pay such principal and interest when so becoming due. The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Securityholders or the Trustee all money held by the Paying Agent for the payment of principal of or interest on the Securities and shall notify the Trustee of any default by the Company in making any such payment. If the Company or a Subsidiary of the Company acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by the Paying Agent. Upon complying with this Section, the Paying Agent shall have no further liability for the money paid to the Trustee.

            SECTION 2.05. Securityholder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee, in writing at least five Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Securityholders.

            SECTION 2.06. Transfer and Exchange. The Securities shall be issued in registered form and shall be transferable only upon the surrender of a Security for registration of transfer. When a Security is presented to the Registrar or a co-registrar with a request to register a transfer, the Registrar shall register the transfer as requested if the requirements of Section 8-401(1) of the Uniform Commercial Code are met. When Securities are presented to the Registrar or a co-registrar with a request to exchange them for an equal principal amount of Securities of other denominations, the Registrar shall make the exchange as requested if the same requirements are met. To permit registration of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Securities at the Registrar's or co-registrar's request. The Company may require payment of a sum sufficient to pay all taxes, assessments or other governmental charges in connection with any transfer or exchange pursuant to this Section. The Company shall not be required to make and the Registrar need not register transfers or exchanges of Securities for a period of 15 days before an interest payment date.

            Prior to the due presentation for registration of transfer of any Security, the Company, the Trustee, the Paying Agent, the Registrar or any co-registrar may deem and treat the person in whose name a Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of and interest on such Security and for all other purposes whatsoever, whether or not such Security is overdue, and none of the Company, the Trustee, the Paying Agent, the Registrar or any co-registrar shall be affected by notice to the contrary.

            All Securities issued upon any transfer or exchange pursuant to the terms of this Indenture, including any exchange pursuant to an Exchange Offer or the private exchange, will evidence the same debt and will be entitled to the same benefits under this Indenture as the Securities surrendered upon such transfer or exchange and no such transfer or exchange shall constitute a repayment of any obligation nor create any new obligation of the Company.

            SECTION 2.07. Replacement Securities. If a mutilated Security is surrendered to the Registrar or if the Holder of a Security claims that the Security has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Security if the requirements of
Section 8-405 of the Uniform Commercial Code are met and the Holder satisfies any other reasonable requirements of the Trustee. If required by the Trustee or the Company, such Holder shall furnish an indemnity bond sufficient in the judgment of the Company and the Trustee to protect the Company, the Trustee, the Paying Agent, the Registrar and any co-registrar from any loss which any of them may suffer if a Security is replaced. The Company and the Trustee may charge the Holder for their expenses in replacing a Security.

            Every replacement Security is an additional obligation of the Company.

            SECTION 2.08. Outstanding Securities. Securities outstanding at any time are all Securities authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation and those described in this Section as not outstanding. A Security does not cease to be outstanding because the Company or an Affiliate of the Company holds the Security.

            If a Security is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee and the Company receive proof satisfactory to them that the replaced Security is held by a bona fide purchaser.

            If the Paying Agent segregates and holds in trust, in accordance with this Indenture, on a maturity date money sufficient to pay all principal and interest payable on that date with respect to the Securities (or portions thereof) maturing,then on and after that date such Securities (or portions thereof) cease to be outstanding and interest on them ceases to accrue.

            SECTION 2.09. Temporary Securities. Until definitive Securities are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Securities and deliver them in exchange for temporary Securities.

            SECTION 2.10. Cancelation. The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel and destroy (subject to the record retention requirements of the Exchange Act) all Securities surrendered for registration of transfer, exchange, replacement in the event of a mutilated security, payment or cancellation and deliver a certificate of such destruction to the Company unless the Company directs the Trustee to deliver canceled Securities to the Company. The Company may not issue new Securities to replace Securities it has redeemed, paid or delivered to the Trustee for cancellation.

            SECTION 2.11. Defaulted Interest. If the Company defaults in a payment of interest on the Securities, the Company shall pay defaulted interest (plus interest on such defaulted interest to the extent lawful) in any lawful manner. The Company may pay the defaulted interest to the persons who are Securityholders on a subsequent special record date. The Company shall fix or cause to be fixed any such special record date (which shall be no less than 10 days prior to the payment date) and payment date to the reasonable satisfaction of the Trustee and shall promptly mail to each Securityholder a notice that states the special record date, the payment date and the amount of defaulted interest to be paid, which notice shall be mailed not less than 10 days prior to such special record date.

            SECTION 2.12. CUSIP Numbers. The Company in issuing the Securities may use "CUSIP" numbers (if then generally in use).

            SECTION 2.13. Global Securities. (a) The Securities issued on the Issue Date shall be issued in the form of one or more permanent global Securities in definitive, fully registered form without interest coupons with the global securities legend set forth in Exhibit A and Exhibit B hereto (each, a "Global Security"), which shall be deposited on behalf of the purchasers of the Securities with the Trustee, at its New York office, as custodian for The Depository Trust Company ("DTC" and, together with any successor depositary hereunder, the "Depositary") or with such other Custodian as the Depositary may direct, and registered in the name of the Depositary or a nominee of the Depositary.

            Members of, or participants in, the Depositary ("Agent Members") shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depositary or by the Trustee as the custodian of the Depositary or under such Global Security, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices of such Depositary governing the exercise of the rights of a holder of a beneficial interest in any Global Security.

            (b) A Global Security deposited with the Depositary or with the Trustee as custodian for the Depositary shall be transferred to the beneficial owners thereof in the form of certificated Securities in an aggregate principal amount equal to the principal amount of such Global Security, in exchange for such Global Security, only if (i) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for such Global Security or if at any time such Depositary ceases to be a "clearing agency" registered under the Exchange Act and a successor depositary is not appointed by the Company within 90 days of such notice, or (ii) an Event of Default has occurred and is continuing or (iii) the Company, in its sole discretion, notifies the Trustee in writing that it elects to cause the issuance of certificated Securities under this Indenture.

            Any Global Security that is transferable to the beneficial owners thereof pursuant to this Section shall be surrendered by the Depositary to the Trustee located in the Borough of Manhattan, The City of New York, to be so transferred, without charge, and the Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Security, an equal aggregate principal amount of certificated Securities of authorized denominations.

            (c) The registered Holder of a Global Security may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Securities.

            (d) In the event of the occurrence of either of the events specified in Section 2.13(b), the Company will promptly make available to the Trustee a reasonable supply of certificated Securities (bearing the restricted securities legend set forth in Exhibit A in the case of the Series A Securities).

            SECTION 2.14. Special Transfer Provision. Unless and until (i) a Series A Security or, in the case of a Series B Security issued in connection with a private exchange offer, such Series B Security, is sold under an effective registration statement or (ii) a Series A Security is exchanged for a Series B Security in connection with an effective registration statement, in each case pursuant to the Registration Rights Agreement, each holder of the Series A Security or a beneficial interest in the Series A Security shall be deemed to have represented and agreed that (i) it is a QIB, is aware that the sale to it was made in reliance on Rule 144A and acquired the Series A Security for its own account or for the account of another QIB; (ii) that the Securities have not been registered under the Securities Act and that (A) such Series A Security may be offered, resold, pledged or otherwise transferred only (1) to the Company or any of its subsidiaries, (2) in accordance with rule 144A to a Qualified Institutional Buyer, (3) pursuant to the exemption from registration provided by Rule 144 under the Securities Act (if available), or (4) pursuant to an effective registration statement under the Securities Act, and (B) the purchaser will, and each subsequent holder is required to, provide to any person purchasing any of the Series A Securities or the Series B Securities issued in a private exchange offer from such purchaser or subsequent holder a notice advising such purchase that resales of such Securities are restricted as set forth in (A) above; (iii) the purchaser understands that the certificates evidencing such Securities will, unless otherwise agreed by the Company and the holder thereof, bear a restricted security legend set forth in Exhibit A.

                                    ARTICLE 3

                                    Covenants

            SECTION 3.01. Payment of Securities. The Company shall promptly pay the principal of and interest on the Securities on the dates and in the manner provided in the Securities and in this Indenture. Principal and interest shall be considered paid on the date due if on such date the Trustee or the Paying Agent holds in accordance with this Indenture money sufficient to pay all principal and interest then due. The Company shall pay interest on overdue principal at the rate specified therefor in the Securities, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

            SECTION 3.02. SEC Reports. Notwithstanding that the Company may not be required to remain subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company shall file with the SEC and provide the Trustee and Securityholders with such annual reports and such information, documents and other reports as are specified in Sections 13 and 15(d) of the Exchange Act and applicable to a U.S. corporation subject to such Sections, such information, documents and other reports to be so filed and provided at the time specified for the filing of such information, documents and reports under such

Sections. The Company also shall comply with the other provisions of TIA ss. 314(a).

            SECTION 3.03. Limitation on Indebtedness. (a) The Company shall not Incur, directly or indirectly, any Indebtedness if, on the date of such Incurrence and after giving effect thereto, the Consolidated Leverage Ratio exceeds 2.5 to 1.0.

            (b) Notwithstanding Section 3.03(a), the Company may Incur any or all of the following Indebtedness:

                  (1) Permitted Warehouse Indebtedness;

                  (2) Indebtedness owed to and held by the Company or a
            Consolidated Restricted Subsidiary; provided, however, that any subsequent issuance or transfer of any Capital Stock which results in any such Consolidated Restricted Subsidiary ceasing to be a Consolidated Restricted Subsidiary or any subsequent transfer of such Indebtedness (other than to the Company or another Consolidated Restricted Subsidiary) shall be deemed, in each case, to constitute the Incurrence of such Indebtedness by the Company;

                  (3) the Securities;

                  (4) Indebtedness outstanding on the Issue Date (other than
            Indebtedness described in clause (1), (2) or (3) of this Section 3.03(b));

                  (5) Refinancing Indebtedness in respect of Indebtedness
            Incurred pursuant to Section 3.03(a) or pursuant to clause (3) or
            (4) or this clause (5) of this Section 3.03(b);

                  (6) Hedging Obligations directly related to: (i) Indebtedness
            Incurred (or reasonably expected to be Incurred) and permitted to be Incurred by the Company or the Restricted Subsidiaries pursuant to this Indenture; (ii) Receivables held by the Company or its Restricted Subsidiaries pending sale or securitization; (iii) Receivables of the Company or its Restricted Subsidiaries that have been sold pursuant to a Warehouse Facility; (iv) Receivables with respect to which the Company reasonably expects to purchase or commit to purchase, finance or accept as collateral; or (v) Excess Spread Receivables and other assets owned or financed by the Company or its Restricted Subsidiaries in the ordinary course of business; provided, however, that such Hedging Obligations are eligible to receive hedge accounting treatment in accordance with GAAP as applied by the Company as of the Issue Date; and

                  (7) Indebtedness in an aggregate principal amount which,
            together with the principal amount of all other Indebtedness of the Company outstanding on the date of such Incurrence (other than Indebtedness permitted by clauses (1) through (6) above of this
            Section 3.03(b) or Section 3.03(a) does not exceed $40.0 million.

            (c) Notwithstanding Section 3.03(a) and Section 3.03(b), the Company shall not Incur any Indebtedness if the proceeds thereof are used, directly or indirectly, to Refinance any Subordinated Obligations unless such Indebtedness shall be subordinated to the Securities to at least the same extent as such Subordinated Obligations.

            (d) For purposes of determining compliance with this Section 3.03,
      (i) in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness described above, the Company, in its sole discretion, will classify such item of Indebtedness and only be required to include the amount and type of such Indebtedness in one of the above clauses and (ii) an item of Indebtedness may be divided and classified in more than one of the types of Indebtedness described above.

            SECTION 3.04. Limitation on Indebtedness and Preferred Stock of Restricted Subsidiaries. The Company shall not permit any Restricted Subsidiary to Incur, directly or indirectly, any Indebtedness or Preferred Stock except:

            (a) Permitted Warehouse Indebtedness;

            (b) Indebtedness or Preferred Stock issued to and held by the Company or a Consolidated Restricted Subsidiary; provided, however, that any subsequent issuance or transfer of any Capital Stock which results in any such Consolidated Restricted Subsidiary ceasing to be a Consolidated Restricted Subsidiary or any subsequent transfer of such Indebtedness or Preferred Stock (other than to the Company or a Consolidated Restricted Subsidiary) shall be deemed, in each case, to constitute the issuance of such Indebtedness or Preferred Stock by the issuer thereof;

            (c) Indebtedness or Preferred Stock of a Subsidiary Incurred and outstanding on or prior to the date on which such Subsidiary was acquired by the Company (other than Indebtedness or Preferred Stock Incurred in connection with, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Subsidiary became a Subsidiary or was acquired by the Company); provided, however, that on the date of such acquisition and after giving effect thereto, the Company would have been able to Incur at least $1.00 of Indebtedness pursuant to Section 3.03(a);

            (d) Indebtedness or Preferred Stock outstanding on the Issue Date (other than Indebtedness described in clause (a), (b) or (c) of this Section 3.04); and

            (e) Refinancing Indebtedness Incurred in respect of Indebtedness or Preferred Stock referred to in clause (c) or (d) of this Section 3.04 or this clause (e); provided, however, that to the extent such Refinancing Indebtedness directly or indirectly Refinances Indebtedness or Preferred Stock of a Subsidiary described in clause (c) of this Section 3.04, such Refinancing Indebtedness shall be Incurred only by such Subsidiary.

            SECTION 3.05. Limitation on Restricted Payments. (a) The Company shall not, and shall not permit any Restricted Subsidiary, directly or indirectly, to make a Restricted Payment if at the time the Company or such Restricted Subsidiary makes such Restricted Payment: (i) a Default shall have occurred and be continuing (or would result therefrom); (ii) the Company is not able to Incur an additional $1.00 of Indebtedness pursuant to Section 3.03(a); or (iii) the aggregate amount of such Restricted Payment and all other Restricted Payments since the Issue Date would exceed the sum of: (A) 25% of the Consolidated Net Income accrued during the period (treated as one accounting period) from the beginning of the fiscal quarter during which the Issue Date occurs to the end of the most recent fiscal quarter prior to the date of such Restricted Payment for which financial statements are available (or, in case such Consolidated Net Income shall be a deficit, minus 100% of such deficit); (B) the aggregate Net Cash Proceeds received by the Company from the issuance or sale of its Capital Stock (other than Disqualified Stock) subsequent to the Issue Date (other than an issuance or sale to a Subsidiary of the Company and other than an issuance or sale to an employee stock ownership plan or to a trust established by the Company or any of its Subsidiaries for the benefit of their employees); (C) the amount by which Indebtedness of the Company is reduced on the Company's balance sheet upon the conversion or exchange (other than by a Subsidiary of the Company) subsequent to the Issue Date, of any Indebtedness of the Company convertible or exchangeable for Capital Stock (other than Disqualified Stock) of the Company (less the amount of any cash, or the fair value of any other property, distributed by the Company upon such conversion or exchange); (D) an amount equal to the sum of (i) the net reduction in Investments in any Person resulting from dividends or repayments of loans or advances, in each case to the Company or any Restricted Subsidiary from such Person, and (ii) the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of an Unrestricted Subsidiary at the time such Unrestricted Subsidiary is designated a Restricted Subsidiary; provided, however, that the foregoing sum in this clause (D) shall not exceed, in the case of any Person, the amount of Investments made since the Issue Date by the Company or any Restricted Subsidiary in such Person and treated as a Restricted Payment; and (E) $15 million.

            (b) The provisions of Section 3.05(a) shall not prohibit: (i) any purchase or redemption of Capital Stock or Subordinated Obligations of the Company made by exchange for, or out of the proceeds of the substantially concurrent sale of, Capital Stock of the Company (other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary of the Company or an employee stock ownership plan or to a trust established by the Company or any of its Subsidiaries for the benefit of their employees); provided, however, that
(A) such purchase or redemption shall be excluded in the calculation of the amount of Restricted Payments and (B) the Net Cash Proceeds from such sale shall be excluded from the calculation of amounts under clause (iii)(B) of Section 3.05(a); (ii) any purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of Subordinated Obligations made by exchange for, or out of the proceeds of the substantially concurrent sale of, Indebtedness of the Company which is permitted to be Incurred pursuant to Section 3.03; provided, however, that such purchase, repurchase, redemption, defeasance or other acquisition or retirement for value shall be excluded in the calculation of the amount of Restricted Payments; (iii) dividends paid within 60 days after the date of declaration thereof if at such date of declaration such dividend would have complied with this Section 3.05; provided, however, that at the time of payment of such dividend, no other Default shall have occurred and be continuing (or result therefrom); provided further, however, that such dividend shall be included in the calculation of the amount of Restricted Payments; (iv) any purchase of Capital Stock of the Company made from time to time to meet the Company's obligations under its employee stock ownership and option plans; provided, however, that such purchase shall be excluded in the calculation of the amount of Restricted Payments; (v) the exercise or conversion of an option, warrant or other security convertible or exchangeable for an equity security of a Strategic Alliance Client in connection with a substantially simultaneous sale or other disposition by the Company or a Restricted Subsidiary of such equity security; provided, however, that the exercise price or other consideration paid by the Company or a Restricted Subsidiary in connection with such exercise or conversion shall be excluded from the calculation of the amount of Restricted Payments.

            SECTION 3.06. Limitation on Restrictions on Distributions from Restricted Subsidiaries. The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary (a) to pay dividends or make any other distributions on its Capital Stock to the Company or a Restricted Subsidiary or pay any Indebtedness owed to the Company, (b) to make any loans or advances to the Company or (c) transfer any of its property or assets to the Company, except: (i) any encumbrance or restriction pursuant to an agreement in effect at or entered into on the Issue Date; (ii) any encumbrance or restriction with respect to a Restricted Subsidiary pursuant to an agreement applicable to such Restricted Subsidiary on or prior to the date on which such Restricted Subsidiary was acquired by the Company (other than an agreement entered into in connection with, or in anticipation of, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was acquired by the Company) and outstanding on such date; (iii) any encumbrance or restriction with respect to a Restricted Subsidiary pursuant to any other agreement contained in any amendment to an agreement referred to in clause (i) or (ii) of this Section 3.06 or this clause
(iii); provided, however, that the encumbrances and restrictions with respect to such Restricted Subsidiary contained in any such agreement or amendment are no less favorable to the Securityholders than encumbrances and restrictions with respect to such Restricted Subsidiary contained in the agreements referred to in clauses (i) or (ii) of this Section 3.06, as the case may be; (iv) any such encumbrance or restriction consisting of customary non assignment provisions in leases governing leasehold interests to the extent such provisions restrict the transfer of the lease or the property leased thereunder; (v) in the case of clause (c) above, restrictions contained in security agreements or mortgages securing Indebtedness of a Restricted Subsidiary to the extent such restrictions restrict the transfer of the property subject to such security agreements or mortgages; and (vi) any restriction with respect to a Restricted Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all the Capital Stock or assets of such Restricted Subsidiary pending the closing of such sale or disposition.

            SECTION 3.07. Limitation on Sales of Assets and Subsidiary Stock.
(a) The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, consummate any Asset Disposition unless (i) the Company or such Restricted Subsidiary receives consideration at the time of such Asset Disposition at least equal to the fair market value (including as to the value of all non-cash consideration), as determined in good faith by the Board of Directors, of the shares and assets subject to such Asset Disposition and at least 85% of the consideration thereof received by the Company or such Restricted Subsidiary is in the form of cash or cash equivalents and (ii) an amount equal to 100% of the Net Available Cash from such Asset Disposition is applied by the Company (or such Restricted Subsidiary, as the case may be) (A) first, to the extent the Company elects, either to (x) acquire Additional Assets, either directly or through a Restricted Subsidiary, or

(y) prepay, repay, redeem or purchase Senior Indebtedness of the Company or any Indebtedness of a Restricted Subsidiary, as the case may be (other than in either case Indebtedness owed to the Company or an Affiliate of the Company), in either case within 180 days from the later of the date of such Asset Disposition or the receipt of such Net Available Cash; (B) second, to the extent of the balance of such Net Available Cash after application in accordance with clause
(A), to make an offer to the holders of the Securities (and to holders of other Senior Indebtedness designated by the Company) to purchase Securities (and such other Senior Indebtedness) pursuant to and subject to the conditions contained in this Section 3.07; and (C) third, to the extent of the balance of such Net Available Cash after application in accordance with clauses (A) and (B) to (x) the acquisition by the Company or any Restricted Subsidiary of Additional Assets or (y) the prepayment, repayment or purchase of Indebtedness (other than any Disqualified Stock) of the Company (other than Indebtedness owed to an Affiliate of the Company), in each case within 180 days from the later of the receipt of such Net Available Cash and the date the offer described in clause (b) below is consummated; provided, however, that in connection with any prepayment, repayment or purchase of Indebtedness pursuant to clause (A), (B) or (C) above, the Company or such Restricted Subsidiary shall retire such Indebtedness and shall cause the related loan commitment (if any) to be permanently reduced in an amount equal to the principal amount so prepaid, repaid or purchased, and (iii) at the time of such Asset Disposition no Default shall have occurred and be continuing (or would result therefrom). Notwithstanding the foregoing provisions of this Section 3.07(a), the Company and the Restricted Subsidiaries shall not be required to apply any Net Available Cash in accordance with this Section 3.07(a) except to the extent that the aggregate Net Available Cash from all Asset Dispositions which are not applied in accordance with this paragraph exceeds $10 million. Pending application of Net Available Cash pursuant to this
Section 3.07(a), such Net Available Cash shall be invested in Temporary Cash Investments.

            For the purposes of this Section 3.07(a), the following are deemed to be cash or cash equivalents: (x) the assumption of Indebtedness of the Company or any Restricted Subsidiary, and the release of the Company and its continuing Restricted Subsidiaries from all liability on such Indebtedness, in connection with such Asset Disposition and (y) securities received by the Company or any Restricted Subsidiary from the transferee that are promptly converted by the Company or such Restricted Subsidiary into cash.

            (b) In the event of an Asset Disposition that requires the purchase of the Securities (and other Senior Indebtedness) pursuant to Section 3.07(a)(ii)(B) above, the Company will be required to purchase Securities tendered pursuant to an offer (the "Offer") by the Company for the Securities (and other Senior Indebtedness) at a purchase price of 100% of their principal amount (without premium) plus accrued but unpaid interest (or, in respect of such other Senior Indebtedness, such lesser price, if any, as may be provided for by the terms of such Senior Indebtedness) in accordance with the procedures (including prorating in the event of oversubscription) set forth in this Section
3.07. If the aggregate purchase price of Securities (and any other Senior Indebtedness) tendered pursuant to such offer is less than the Net Available Cash allotted to the purchase thereof, the Company will be required to apply the remaining Net Available Cash in accordance with Section 3.07(a)(ii)(C). The Company shall not be required to make such an offer to purchase Securities (and other Senior Indebtedness) pursuant to this Section 3.07 if the Net Available Cash available therefor is less than $10 million (which lesser amount shall be carried forward for purposes of determining whether such an offer is required with respect to any subsequent Asset Disposition).

            (c) (1) Promptly, and in any event within 10 days after the Company becomes obligated to make an Offer, the Company shall be obligated to deliver to the Trustee and send, by first-class mail to each Holder, a written notice stating that the Holder may elect to have his Securities purchased by the Company either in whole or in part (subject to prorationing as hereinafter described in the event the Offer is oversubscribed) in integral multiples of $1,000 of principal amount, at the applicable purchase price. The notice shall specify a purchase date not less than 30 days nor more than 60 days after the date of such notice (the "Purchase Date") and shall contain such information concerning the business of the Company which the Company in good faith believes will enable such Holders to make an informed decision (which at a minimum will include (i) the most recently filed Annual Report on Form 10-K (including audited consolidated financial statements) of the Company, the most recent subsequently filed Quarterly Report on Form 10-Q and any Current Report on Form 8-K of the Company filed subsequent to such Quarterly Report, other than Current Reports describing Asset Dispositions otherwise described in the offering materials (or corresponding successor reports), (ii) a description of material developments in the Company's business subsequent to the date of the latest of such Reports, and (iii) if material, appropriate pro forma financial information) and all instructions and materials necessary to tender Securities pursuant to the Offer, together with the information contained in clause (3).

            (2) Not later than the date upon which written notice of an Offer is delivered to the Trustee as provided below, the Company shall deliver to the Trustee an Officers' Certificate as to (i) the amount of the Offer (the "Offer Amount"), (ii) the allocation of the Net Available Cash from the Asset Dispositions pursuant to which such Offer is being made and (iii) the compliance of such allocation with the provisions of Section 3.07(a). On such date, the Company shall also irrevocably deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust) in cash an amount equal to the Offer Amount to be held for payment in accordance with the provisions of this Section. Upon the expiration of the period for which the Offer remains open (the "Offer Period"), the Company shall deliver to the Trustee for cancellation the Securities or portions thereof which have been properly tendered to and are to be accepted by the Company. The Trustee shall, on the Purchase Date, mail or deliver payment to each tendering Holder in the amount of the purchase price. In the event that the aggregate purchase price of the Securities delivered by the Company to the Trustee is less than the Offer Amount, the Trustee shall deliver the excess to the Company immediately after the expiration of the Offer Period for application in accordance with this Section.

            (3) Holders electing to have a Security purchased will be required to surrender the Security, with an appropriate form duly completed, to the Company at the address specified in the notice at least three Business Days prior to the Purchase Date. Holders will be entitled to withdraw their election if the Trustee or the Company receives not later than one Business Day prior to the Purchase Date, a telegram, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Security which was delivered by the Holder for purchase by the Company and a statement that such Holder is withdrawing his election to have such Security purchased. If at the expiration of the Offer Period the aggregate principal amount of Securities surrendered by Holders exceeds the Offer Amount, the Company shall select the Securities to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Company so that only Securities in denominations of $100,000 or integral multiples of $1,000 thereof, in the case of the Series A Securities, or $1,000, or integral multiples thereof, in the case of Series B Securities, shall be purchased). Holders whose Securities are purchased only in part will be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered.

            (4) At the time the Company delivers Securities to the Trustee which are to be accepted for purchase, the Company will also deliver an Officers' Certificate stating that such Securities are to be accepted by the Company pursuant to and in accordance with the terms of this Section and confirming that the Company has complied with all the provisions of this Section 3.07. A Security shall be deemed to have been accepted for purchase at the time the Trustee, directly or through an agent, mails or delivers payment therefor to the surrendering Holder.

            (d) The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Securities pursuant to this Section. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section by virtue thereof.

            SECTION 3.08. Limitation on Affiliate Transactions. (a) The Company shall not, and shall not permit any Restricted Subsidiary to, enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property, employee compensation arrangements or the rendering of any service) with any Affiliate of the Company (an "Affiliate Transaction") unless the terms thereof (1) are no less favorable to the Company or such Restricted Subsidiary than those that could be obtained at the time of such transaction in arm's-length dealings with a Person who is not such an Affiliate, (2) if such Affiliate Transaction involves an amount in excess of $2.0 million, (i) are set forth in writing and (ii) have been approved by a majority of the members of the Board of Directors having no personal stake in such Affiliate Transaction and (3) if such Affiliate Transaction involves an amount in excess of $10.0 million, have been determined by a nationally recognized investment banking firm to be fair, from a financial standpoint, to the Company and its Restricted Subsidiaries.

            (b) The provisions of Section 3.08(a) shall not prohibit (i) any Restricted Payment permitted to be made pursuant to Section 3.05 or any Permitted Investment, (ii) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans approved by the Board of Directors, (iii) the grant of stock options or similar rights to employees and directors of the Company pursuant to plans approved by the Board of Directors, (iv) loans or advances to employees in the ordinary course of business in accordance with the past practices of the Company or its Restricted Subsidiaries, but in any event not to exceed $10 million in aggregate principal amount outstanding at any one time, (v) the payment of reasonable fees to directors of the Company and its Restricted Subsidiaries who are not employees of the Company or its Restricted Subsidiaries, (vi) any Affiliate Transaction between the Company and a Consolidated Restricted Subsidiary or between Consolidated Restricted Subsidiaries and (vii) transactions pursuant to any agreement as in existence as of the Issue Date between the Company or its Restricted Subsidiaries and Continental Grain or one of its Subsidiaries.

            SECTION 3.09. Change of Control. (a) Upon a Change of Control, each Holder shall have the right to require that the Company repurchase such Holder's Securities at a purchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), in accordance with the terms contemplated in Section 3.09(b).

            (b) Within 30 days following any Change of Control, the Company shall mail a notice to each Holder with a copy to the Trustee stating:

            (1) that a Change of Control has occurred and that such Holder has the right to require the Company to purchase such Holder's Securities at a purchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest on the relevant interest payment date);

            (2) the circumstances and relevant facts regarding such Change of Control (including information with respect to pro forma results of operations, cash flow and capitalization after giving effect to such Change of Control);

            (3) the repurchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed); and

            (4) the instructions determined by the Company, consistent with this Section, that a Holder must follow in order to have its Securities purchased.

            (c) Holders electing to have a Security purchased will be required to surrender the Security, with an appropriate form duly completed, to the Company at the address specified in the notice at least three Business Days prior to the purchase date. Holders will be entitled to withdraw their election if the Trustee or the Company receives not later than one Business Day prior to the purchase date, a telegram, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Security which was delivered by the Holder for purchase by the Company and a statement that such Holder is withdrawing his election to have such Security purchased.

            (d) On the purchase date, all Securities purchased by the Company under this Section shall be delivered by the Trustee for cancellation, and the Company shall pay the purchase price plus accrued and unpaid interest, if any, to the Holders entitled thereto.

            (e) The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Securities pursuant to this Section. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section by virtue thereof.

            SECTION 3.10. Limitation on Liens. The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, Incur or permit to exist any Lien of any nature whatsoever on any of its properties (including Capital Stock of a Restricted Subsidiary), whether owned at the Issue Date or thereafter acquired, other than Permitted Liens, without effectively providing that the Securities shall be secured equally and ratably with (or prior to) the obligations so secured for so long as such obligations are so secured.

            SECTION 3.11. Limitation on Investment Company Status. The Company shall not take any action, or otherwise permit to exist any circumstance, that would require the Company to register as an "investment company" under the Investment Company Act of 1940, as amended.

            SECTION 3.12. Compliance Certificate. The Company shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company an Officers' Certificate stating that in the course of the performance by the signers of their duties as Officers of the Company they would normally have knowledge of any Default and whether or not the signers know of any Default that occurred during such period. If they do, the certificate shall describe the Default, its status and what action the Company is taking or proposes to take with respect thereto. The Company also shall comply with TIA ss. 314(a)(4).

            SECTION 3.13. Further Instruments and Acts. Upon request of the Trustee, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

            SECTION 3.14. Certain Covenants Suspended. The covenants set forth above in this Article 3 will be applicable to the Company, except that in the event that at any time (i) the ratings assigned to the Securities by both of the Rating Agencies are Investment Grade Ratings and (ii) no Default has occurred and is continuing under this Indenture, the Company and its Restricted Subsidiaries will no longer be subject to the provisions of Sections 3.03, 3.04, 3.05, 3.06, 3.07 and 3.08 and clause (iii) of Section 4.01 (the termination of such Sections being herein called the "Covenant Termination"). The Company will deliver to the Trustee an Officer's Certificate confirming the occurrence of the Covenant Termination.

                                    ARTICLE 4

                                Successor Company

            SECTION 4.01. When Company May Merge or Transfer Assets. The Company shall not consolidate with or merge with or into, or convey, transfer or lease, in one transaction or a series of related transactions, all or substantially all its assets to, any Person, unless:

            (i) the resulting, surviving or transferee Person (the "Successor Company") shall be a Person organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and the Successor Company (if not the Company) shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Company under the Securities and this Indenture;

            (ii) immediately after giving effect to such transaction (and treating any Indebtedness which becomes an obligation of the Successor Company or any Subsidiary as a result of such transaction as having been Incurred by the Successor Company or such Subsidiary at the time of such transaction), no Default shall have occurred and be continuing;

            (iii) immediately after giving effect to such transaction, the Successor Company would be able to incur an additional $1.00 of Indebtedness pursuant to Section 3.03(a);

            (iv) immediately after giving effect to such transaction, the Successor Company shall have Consolidated Net Worth in an amount which is not less than the Consolidated Net Worth of the Company immediately prior to such transaction; and

            (v) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with this Indenture.

            The Successor Company shall be the successor to the Company and shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture, but the predecessor Company in the case of a lease of all or substantially all its assets shall not be released from the obligation to pay the principal of and interest on the Securities.

            Notwithstanding the foregoing clauses (ii), (iii) and (iv), any Restricted Subsidiary may consolidate with, merge into or transfer all or part of its properties and assets to the Company.

                                    ARTICLE 5

                              Defaults and Remedies

            SECTION 5.01. Events of Default. An "Event of Default" occurs if:

            (1) the Company defaults in any payment of interest on any Security when the same becomes due and payable, and such default continues for a period of 30 days;

            (2) the Company (i) defaults in the payment of the principal of any Security when the same becomes due and payable at its Stated Maturity, upon declaration or otherwise, or (ii) fails to purchase Securities when required pursuant to this Indenture or the Securities;

            (3) the Company fails to comply with Section 4.01;

            (4) the Company fails to comply with Section 3.02, 3.03, 3.04, 3.05, 3.06, 3.07, 3.08, 3.09, 3.10 or 3.11 (other than a failure to purchase Securities when required under Section 3.07 or 3.09) and such failure continues for 30 days after the notice specified below;

            (5) the Company fails to comply with any of its agreements in the Securities or this Indenture (other than those referred to in (1), (2), (3) or (4) above) and such failure continues for 60 days after the notice specified below;

            (6) Indebtedness of the Company or any Significant Subsidiary is not paid within any applicable grace period after final maturity or is accelerated by the holders thereof because of a default and the total amount of such Indebtedness unpaid or accelerated exceeds $10,000,000 or its foreign currency equivalent at the time;

            (7) the Company or any Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

                  (A) commences a voluntary case;

                  (B) consents to the entry of an order for relief against it in an involuntary case;

                  (C) consents to the appointment of a Custodian of it or for any substantial part of its property; or

                  (D) makes a general assignment for the benefit of its
            creditors;

      or takes any comparable action under any foreign laws relating to insolvency;

            (8) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                  (A) is for relief against the Company or any Significant
            Subsidiary in an involuntary case;

                  (B) appoints a Custodian of the Company or any Significant
            Subsidiary or for any substantial part of its property; or

                  (C) orders the winding up or liquidation of the Company or any
            Significant Subsidiary;

      or any similar relief is granted under any foreign laws and the order or decree remains unstayed and in effect for 60 days; or

            (9) except for the Wellington Litigation (as defined in the Prospectus dated August 14, 1996 relating to the offering of the Company's 8-3/8% Senior Notes Due 2003), any judgment or decree for the payment of money in excess of $10,000,000 or its foreign currency equivalent at the time is entered against the Company or any Significant Subsidiary and is not discharged or satisfied and either (A) an enforcement proceeding has been commenced by any creditor upon such judgment or decree or (B) there is a period of 60 days following the entry of such judgment or decree during which such judgment or decree is not discharged, satisfied, waived or the execution thereof stayed.

            The foregoing will constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

            The term "Bankruptcy Law" means Title 11, United States Code, or any similar Federal or state law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

            A Default under clause (4), (5) or (9) of this Section 5.01 is not an Event of Default until the Trustee or the Holders of at least 25% in principal amount of the Securities notify the Company of the Default and the Company does not cure such Default within the time specified after receipt of such notice. Such notice must specify the Default, demand that it be remedied and state that such notice is a "Notice of Default".

            The Company shall deliver to the Trustee, within 30 days after the occurrence thereof, written notice in the form of an Officers' Certificate of any Event of Default under clause (6) of this Section 5.01 and any event which with the giving of notice or the lapse of time would become an Event of Default under clause (4), (5) or (9) of this Section 5.01, its status and what action the Company is taking or proposes to take with respect thereto.

            SECTION 5.02. Acceleration. If an Event of Default (other than an Event of Default specified in Section 5.01(7) or (8) with respect to the Company) occurs and is continuing, the Trustee by notice to the Company, or the Holders of at least 25% in principal amount of the Securities by notice to the Company and the Trustee, may declare the principal of and accrued but unpaid interest on all the Securities to be due and payable. Upon such a declaration, such principal and interest shall be due and payable immediately. If an Event of Default specified in Section 5.01(7) or (8) with respect to the Company occurs and is continuing, the principal of and interest on all the Securities shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Securityholders. The Holders of a majority in principal amount of the Securities by notice to the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of acceleration. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

            SECTION 5.03. Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

            The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

            SECTION 5.04. Waiver of Past Defaults. The Holders of a majority in principal amount of the Securities by notice to the Trustee may waive an existing Default and its consequences except (i) a Default in the payment of the principal of or interest on a Security or (ii) a Default in respect of a provision that under Section 8.02 cannot be amended without the consent of each Securityholder affected. When a Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or impair any consequent right.

            SECTION 5.05. Control by Majority. The Holders of a majority in principal amount of the Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, the

Trustee may refuse to follow any direction that conflicts with law or this Indenture or, subject to Section 6.01, that the Trustee determines is unduly prejudicial to the rights of other Securityholders or would involve the Trustee in personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. Prior to taking any action hereunder, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

            SECTION 5.06. Limitation on Suits. A Securityholder may not pursue any remedy with respect to this Indenture or the Securities unless:

            (1) the Holder gives to the Trustee written notice stating that an Event of Default is continuing;

            (2) the Holders of at least 25% in principal amount of the Securities make a written request to the Trustee to pursue the remedy;

            (3) such Holder or Holders offer to the Trustee reasonable security or indemnity against any loss, liability or expense;

            (4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of security or indemnity; and

            (5) the Holders of a majority in principal amount of the Securities do not give the Trustee a direction inconsistent with the request during such 60-day period.

            A Securityholder may not use this Indenture to prejudice the rights of another Securityholder or to obtain a preference or priority over another Securityholder.

            SECTION 5.07. Rights of Holders To Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of and interest on the Securities held by such Holder, on or after the respective due dates expressed in the Securities, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

            SECTION 5.08. Collection Suit by Trustee. If an Event of Default specified in Section 5.01(1) or (2) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount then due and owing (together with interest on any unpaid interest to the extent lawful) and the amounts provided for in Section 6.07.

            SECTION 5.09. Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Securityholders allowed in any judicial proceedings relative to the Company, its creditors or its property and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 6.07.

            SECTION 5.10. Priorities. If the Trustee collects any money or property pursuant to this Article 5, it shall pay out the money or property in the following order:

            FIRST: to the Trustee for amounts due under Section 6.07;

            SECOND: to Securityholders for amounts due and unpaid on the Securities for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal and interest, respectively; and

            THIRD: to the Company.

            The Trustee may fix a record date and payment date for any payment to Securityholders pursuant to this Section. At least 15 days before such record date, the Company shall mail to each Securityholder and the Trustee a notice that states the record date, the payment date and amount to be paid.

            SECTION 5.11. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 5.07 or a suit by Holders of more than 10% in principal amount of the Securities.

            SECTION 5.12. Waiver of Stay or Extension Laws. The Company (to the extent it may lawfully do so) shall not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

                                    ARTICLE 6

                                     Trustee

            SECTION 6.01. Duties of Trustee. (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person's own affairs.

            (b) Except during the continuance of an Event of Default:

            (1) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

            (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

            (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own wilful misconduct, except that:

            (1) this paragraph does not limit the effect of paragraph (b) of this Section;

            (2) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

            (3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 5.05.

            (d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section.

            (e) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company.

            (f) Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

            (g) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

            (h) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section and to the provisions of the TIA.

            SECTION 6.02. Rights of Trustee. (a) The Trustee may rely on any document reasonably believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

            (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officers' Certificate or Opinion of Counsel.

            (c) The Trustee may act through agents.

            (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, however, that the Trustee's conduct does not constitute wilful misconduct or negligence.

            (e) The Trustee may consult with nationally recognized counsel with expertise in trust indenture matters, and the advice or opinion of such counsel with respect to legal matters relating to this Indenture and the Securities shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

            SECTION 6.03. Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar, co-registrar or co-paying agent may do the same with like rights. However, the Trustee must comply with Sections 6.10 and 6.11.

            SECTION 6.04. Trustee's Disclaimer. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Company's use of the proceeds from the Securities, and it shall not be responsible for any statement of the Company in the Indenture or in any document issued in connection with the sale of the Securities or in the Securities other than the Trustee's certificate of authentication.

            SECTION 6.05. Notice of Defaults. If a Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to each Securityholder notice of the Default within 90 days after it occurs. Except in the case of a Default in payment of principal of or interest on any Security (including payments pursuant to purchase provisions of such Security, if any), the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the interests of Securityholders.

            SECTION 6.06. Reports by Trustee to Holders. As promptly as practicable after each May 15 beginning with the May following the date of this Indenture, and in any event prior to July 15 in each year, the Trustee shall mail to each Securityholder a brief report dated as of May 15 that complies with TIA ss. 313(a) to the extent required thereunder. The Trustee also shall comply with TIA ss. 313(b).

            A copy of each report at the time of its mailing to Securityholders shall be filed with the SEC and each stock exchange (if any) on which the Securities are listed. The Company shall notify promptly the Trustee whenever the Securities become listed on any stock exchange and of any delisting thereof.

            SECTION 6.07. Compensation and Indemnity. The Company shall pay to the Trustee from time to time reasonable compensation for its services. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, in addition to the compensation for its services in connection with its performance of its duties under this Indenture. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee's agents, counsel, accountants and experts. The Company shall indemnify the Trustee against any and all loss, liability or reasonable expense (including reasonable attorneys' fees) incurred by it in connection with the administration of this trust and the performance of its duties hereunder. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee may have separate counsel but the fees and expenses of such counsel shall be at the expense of the Trustee unless (i) the employment of such counsel shall have been authorized in writing by the Company,
(ii) the Company shall not have employed counsel to have charge of the defense of such action within 10 days after notice of commencement of the action, or
(iii) the Trustee shall have reasonably concluded that there may be defenses available to it which are different from or additional to the those available to the Company, in any of which events such fees and expenses shall be paid by the Company. The Company shall not be liable for any settlement of any claim or action except with its written consent, which consent shall not be unreasonably withheld. The Company need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee through the Trustee's own wilful misconduct, negligence or bad faith.

            To secure the Company's payment obligations in this Section, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee other than money or property held in trust to pay principal of and interest on particular Securities.

            The Company's payment obligations pursuant to this Section shall survive the discharge of this Indenture. When the Trustee incurs expenses after the occurrence of a Default specified in Section 5.01(7) or (8) with respect to the Company, the expenses are intended to constitute expenses of administration under the Bankruptcy Law.

            SECTION 6.08. Replacement of Trustee. The Trustee may resign at any time by so notifying the Company. The Holders of a majority in principal amount of the Securities may remove the Trustee by so notifying the Trustee and the Company and may appoint a successor Trustee.
The Company shall remove the Trustee if:

            (1) the Trustee fails to comply with Section 6.10;

            (2) the Trustee is adjudged bankrupt or insolvent;

            (3) a receiver or other public officer takes charge of the Trustee or its property; or

            (4) the Trustee otherwise becomes incapable of acting.

            If the Trustee resigns, is removed by the Company or by the Holders of a majority in principal amount of the Securities and such Holders do not reasonably promptly appoint a successor Trustee, or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company shall promptly appoint a successor Trustee.

            A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Securityholders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 6.07.

            If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee or the Holders of 10% in principal amount of the Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

            If the Trustee fails to comply with Section 6.10, any Securityholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

            Notwithstanding the replacement of the Trustee pursuant to this Section, the Company's obligations under Section 6.07 shall continue for the benefit of the retiring Trustee.

            SECTION 6.09. Successor Trustee by Merger. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.

            In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture any of the Securities shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Securities so authenticated; and in case at that time any of the Securities shall not have been authenticated, any successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Securities or in this Indenture provided that the certificate of the Trustee shall have.

            SECTION 6.10. Eligibility; Disqualification. The Trustee shall at all times satisfy the requirements of TIA ss. 310(a). The Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA ss. 310(b); provided, however, that there shall be excluded from the operation of TIA ss. 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company are outstanding if the requirements for such exclusion set forth in TIA ss. 310(b)(1) are met.

            SECTION 6.11. Preferential Collection of Claims Against Company. The Trustee shall comply with TIA ss. 311(a), excluding any creditor relationship listed in TIA ss. 311(b). A Trustee who has resigned or been removed shall be subject to TIA ss. 311(a) to the extent indicated.

                                    ARTICLE 7

                       Discharge of Indenture; Defeasance

            SECTION 7.01. Discharge of Liability on Securities; Defeasance. (a) When (i) the Company delivers to the Trustee all outstanding Securities (other than Securities replaced pursuant to Section 2.07) for cancellation or (ii) all outstanding Securities have become due and payable and the Company irrevocably deposits with the Trustee funds sufficient to pay at maturity all outstanding Securities, including interest thereon to maturity (other than Securities replaced pursuant to

Section 2.07), and if in either case the Company pays all other sums payable hereunder by the Company, then this Indenture shall, subject to Section 7.01(c), cease to be of further effect. The Trustee shall acknowledge satisfaction and discharge of this Indenture, other than those surviving obligations set forth in
Section 7.01(c), on demand of the Company accompanied by an Officers' Certificate and an Opinion of Counsel and at the cost and expense of the Company.

            (b) Subject to Sections 7.01(c) and 7.02, the Company at any time may terminate (i) all its obligations under the Securities and this Indenture ("legal defeasance option") or (ii) its obligations under Sections 3.02, 3.03, 3.04, 3.05, 3.06, 3.07, 3.08, 3.09, 3.10 and 3.11 and the operation of Section
5.01(6), 5.01(7) (with respect to Significant Subsidiaries), 5.01(8) (with respect to Significant Subsidiaries) and 5.01(9) and the limitations contained in clauses (iii) and (iv) of Section 4.01 ("covenant defeasance option"). The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option.

            If the Company exercises its legal defeasance option, payment of the Securities may not be accelerated because of an Event of Default. If the Company exercises its covenant defeasance option, payment of the Securities may not be accelerated because of an Event of Default specified in 5.01(4), 5.01(6), 5.01(7) (with respect to Significant Subsidiaries), 5.01(8) (with respect to Significant Subsidiaries) and 5.01(9) or because of the failure of the Company to comply with clause (iii) or (iv) of Section 4.01.

            Upon satisfaction of the conditions set forth herein and upon request of the Company, the Trustee shall acknowledge in writing the discharge of those obligations that the Company terminates.

            (c) Notwithstanding clauses (a) and (b) above, the Company's obligations in Sections 2.03, 2.04, 2.05, 2.06, 2.07, 6.07 and 6.08 and this
Article 7 shall survive until the Securities have been paid in full. Thereafter, the Company's obligations in Sections 6.07, 7.04 and 7.05 shall survive.

            SECTION 7.02. Conditions to Defeasance. The Company may exercise its legal defeasance option or its covenant defeasance option only if:

            (1) the Company irrevocably deposits in trust with the Trustee money or U.S. Government Obligations for the payment of principal of and interest on the Securities to maturity;

            (2) the Company delivers to the Trustee a certificate from a nationally recognized firm of independent accountants expressing their opinion that the payments of principal and interest when due and without reinvestment on the deposited U.S. Government Obligations plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay principal and interest when due on all the Securities to maturity;

            (3) 123 days pass after the deposit is made and during the 123-day period no Default specified in Section 5.01(7) or (8) with respect to the Company occurs which is continuing at the end of the period;

            (4) the deposit does not constitute a default under any other agreement binding on the Company;

            (5) the Company delivers to the Trustee an Opinion of Counsel to the effect that the trust resulting from the deposit does not constitute, or is qualified as, a regulated investment company under the Investment Company Act of 1940;

            (6) in the case of the legal defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel stating that (i) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (ii) since the date of this Indenture there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Securityholders will not recognize income, gain or loss for Federal income tax purposes as a result of such defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred;

            (7) in the case of the covenant defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Securityholders will not recognize income, gain or loss for Federal income tax purposes as a result of such covenant defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred; and

            (8) the Company delivers to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance and discharge of the Securities as contemplated by this Article 7 have been complied with.

            SECTION 7.03. Application of Trust Money. The Trustee shall hold in trust money or U.S. Government Obligations deposited with it pursuant to this
Article 7. It shall apply the deposited money and the money from U.S. Government Obligations in accordance with this Indenture to the payment of principal of and interest on the Securities.

            SECTION 7.04. Repayment to Company. The Trustee and the Paying Agent shall promptly turn over to the Company upon request any excess money or securities held by them at any time.

            Subject to any applicable abandoned property law and the right of the Trustee to publish or mail notice to Securityholders prior to making such payment to the Company, the Trustee and the Paying Agent shall pay to the Company upon request any money held by them for the payment of principal or interest that remains unclaimed for two years, and, thereafter, Securityholders entitled to the money must look to the Company for payment as general creditors.

            SECTION 7.05. Indemnity for Government Obligations. The Company shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited U.S. Government Obligations or the principal and interest received on such U.S. Government Obligations.

            SECTION 7.06. Reinstatement. If the Trustee is unable to apply any money or U.S. Government Obligations in accordance with this Article 7 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to this Article 7 until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with this Article 7; provided, however, that, if the Company has made any payment of interest on or principal of any Securities because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

                                    ARTICLE 8

                                   Amendments

            SECTION 8.01. Without Consent of Holders. The Company, when authorized by a resolution of its Board of Directors, and the Trustee may amend this Indenture or the Securities without notice to or consent of any
Securityholder:

            (1) to cure any ambiguity, omission, defect or inconsistency;

            (2) to comply with Article 4;

            (3) to provide for uncertificated Securities in addition to or in place of certificated Securities; provided, however, that the uncertificated Securities are issued in registered form for purposes of
      Section 163(f) of the Code or in a manner such that the uncertificated Securities are described in Section 163(f)(2)(B) of the Code;

            (4) to add guarantees with respect to the Securities or to secure the Securities;

            (5) to add to the covenants of the Company for the benefit of the Holders or to surrender any right or power herein conferred upon the Company;

            (6) to comply with any requirements of the SEC in connection with qualifying this Indenture under the TIA; or

            (7) to make any change that does not adversely affect the rights of any Securityholder.

            After an amendment under this Section becomes effective, the Company shall mail to Securityholders a notice briefly describing such amendment. The failure to give such notice to all Securityholders, or any defect therein, shall not impair or affect the validity of an amendment under this Section.

            SECTION 8.02. With Consent of Holders. The Company, when authorized by a resolution of its Board of Directors, and the Trustee may amend this Indenture or the Securities without notice to any Securityholder but with the written consent of the Holders of at least a majority in principal amount of the Securities. However, without the consent of each Securityholder affected, an amendment may not:

            (1) reduce the amount of Securities whose Holders must consent to an amendment;

            (2) reduce the rate of or extend the time for payment of interest on any Security;

            (3) reduce the principal of or extend the Stated Maturity of any Security;

            (4) make any Security payable in money other than that stated in the Security; or

            (5) make any change in Section 5.04 or 5.07 or the second sentence of this Section.

            It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

            After an amendment under this Section becomes effective, the Company shall mail to Securityholders a notice briefly describing such amendment. The failure to give such notice to all Securityholders, or any defect therein, shall not impair or affect the validity of an amendment under this Section.

            SECTION 8.03. Compliance with Trust Indenture Act. Every amendment to this Indenture or the Securities shall comply with the TIA as then in effect.

            SECTION 8.04. Revocation and Effect of Consents and Waivers. A consent to an amendment or a waiver by a Holder of a Security shall bind the Holder and every subsequent Holder of that Security or portion of the Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent or waiver is not made on the Security. However, any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder's Security or portion of the Security if the Trustee receives the notice of revocation before the date the amendment or waiver becomes effective. After an amendment or waiver becomes effective, it shall bind every Securityholder.

            The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Securityholders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Securityholders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date.

            SECTION 8.05. Notation on or Exchange of Securities. If an amendment changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security regarding the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms. Failure to make the appropriate notation or to issue a new Security shall not affect the validity of such amendment.

            SECTION 8.06. Trustee To Sign Amendments. The Trustee shall sign any amendment authorized pursuant to this Article 8 if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee.

If it does, the Trustee may but need not sign it. In signing such amendment the Trustee shall be entitled to receive indemnity reasonably satisfactory to it and to receive, and (subject to Section 6.01) shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel stating that such amendment is authorized or permitted by this Indenture.

            SECTION 8.07. Payment for Consent. Neither the Company nor any Affiliate of the Company shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Securities unless such consideration is offered to be paid to all Holders that so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or agreement.

                                    ARTICLE 9

                                  Miscellaneous

            SECTION 9.01. Trust Indenture Act Controls. If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.

            SECTION 9.02. Notices. Any notice or communication shall be in writing and delivered in person or mailed by first-class mail or sent by facsimile transmission addressed as follows:

                            if to the Company:

                            ContiFinancial Corporation
                            277 Park Avenue
                            New York, New York 10172
                            Facsimile No.: 212-207-2939

                                 Attention of Chief Counsel
                            if to the Trustee:

                            The Chase Manhattan Bank
                            450 West 33rd Street
                            New York, New York 10172
                            Facsimile No.: 212-946-8158/9

                                 Attention of Corporate Trust
                                      Administration, 15th Floor

            The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

            Any notice or communication mailed to a Securityholder shall be mailed to the Securityholder at the Securityholder's address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.

            Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

            SECTION 9.03. Communication by Holders with Other Holders. Securityholders may communicate pursuant to TIA ss. 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA ss. 312(c).

            SECTION 9.04. Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take or refrain from taking any action under this Indenture, the Company shall furnish to the
Trustee:

            (1) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

            (2) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

            SECTION 9.05. Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture shall include:

            (1) a statement that the individual making such certificate or opinion has read such covenant or condition;

            (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

            (3) a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

            (4) a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with.

            SECTION 9.06. When Securities Disregarded. In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Company or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities which the Trustee knows are so owned shall be so disregarded. Also, subject to the foregoing, only Securities outstanding at the time shall be considered in any such determination.

            SECTION 9.07. Rules by Trustee, Paying Agent and Registrar. The Trustee may make reasonable rules for action by or a meeting of Securityholders. The Registrar and the Paying Agent may make reasonable rules for their functions.

            SECTION 9.08. Legal Holidays. A "Legal Holiday" is a Saturday, a Sunday or a day on which banking institu-tions are not required to be open in the State of New York. If a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. If a regular record date is a Legal Holiday, the record date shall not be affected.

            SECTION 9.09. Governing Law. This Indenture and the Securities shall be governed by, and construed in accordance with, the laws of the State of New York but without giving effect to applicable principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.

            SECTION 9.10. No Recourse Against Others. A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Securities.

            SECTION 9.11. Successors. All agreements of the Company in this Indenture and the Securities shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

            SECTION 9.12. Multiple Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.

            SECTION 9.13. Table of Contents; Headings. The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

            IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.


                                    CONTIFINANCIAL CORPORATION,

                                       by ______________________________________
                                          Name:
                                          Title:

                                       by ______________________________________
                                          Name:
                                          Title:


                                    THE CHASE MANHATTAN BANK,

                                       by ______________________________________
                                          Name:
                                          Title:

                                                                       EXHIBIT A

                       [FORM OF FACE OF SERIES A SECURITY]

            THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933 (THE "SECURITIES ACT"), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (1)(a) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A UNDER THE SECURITIES ACT, (b) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, OR (c) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE COMPANY SO REQUESTS), (2) TO THE COMPANY OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN (A) ABOVE.

            UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

            TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE.

                                                               CUSIP:

No.                                                                 $

                          7-1/2% Senior Notes Due 2002
                                    Series A

            CONTIFINANCIAL CORPORATION, a Delaware corporation, promises to pay to __________, or registered assigns, the principal sum of _________ Dollars on March 15, 2002.

            Interest Payment Dates: March 15 and September 15.

            Record Dates: March 1 and September 1.

            Additional provisions of this Security are set forth on the other side of this Security.

Dated:

                                    CONTIFINANCIAL CORPORATION,

                                       by ______________________________________
                                          Name:
                                          Title:

                                          ______________________________________
                                          Name:
                                          Title:

TRUSTEE'S CERTIFICATE OF
AUTHENTICATION

THE CHASE MANHATTAN BANK,
  as Trustee, certifies
   that this is one of
   the Securities referred                  [Seal]
   to in the Indenture.

       by_______________________________
              Authorized Signatory

                 [FORM OF REVERSE SIDE OF SERIES A SECURITY]

                           7-1/2% Senior Note Due 2002
                                    Series A

1. Interest

            ContiFinancial Corporation, a Delaware corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the "Company"), promises to pay interest on the principal amount of this Security at the rate per annum shown above. The Company will pay interest semiannually on March 15 and September 15 of each year, commencing September 15, 1997. Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from March 12, 1997. Interest will be computed on the basis of a 360-day year of twelve 30-day months. The Company shall pay interest on overdue principal at the rate borne by the Securities plus 1% per annum, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful. In addition, the Company shall pay additional interest on the Securities ("Additional Interest") under the circumstances and to the extent set forth in paragraph 18 hereof on the same dates on which interest is otherwise payable hereunder.

2. Method of Payment

            The Company will pay interest on the Securities (except defaulted interest) to the Persons who are registered holders of Securities at the close of business on the March 1 and September 1 next preceding the interest payment date even if Securities are canceled after the record date and on or before the interest payment date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Company may pay principal and interest by check payable in such money. It may mail an interest check to a Holder's registered address.

3. Paying Agent and Registrar

            Initially, The Chase Manhattan Bank, a New York banking corporation ("Trustee"), will act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent, Registrar or co-registrar without notice. The Company or any of its domestically incorporated Wholly Owned Subsidiaries may act as Paying Agent, Registrar or co-registrar.

4. Indenture

            The Company issued the Securities under an Indenture dated as of March 1, 1997 ("Indenture"), between the Company and the Trustee. The terms of the Securities include those stated in the Indenture and will include those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. ss.ss. 77aaa-77bbbb) as in effect on the date of the Indenture (the "Act") to the extent provided in Section 1.03 of the Indenture. Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all such terms, and Securityholders are referred to the Indenture and the Act for a statement of those terms.

            The Securities are general unsecured obligations of the Company limited to $200 million aggregate principal amount (subject to Section 2.07 of the Indenture). The Indenture contains certain covenants, including covenants with respect to the following matters: (i) limitations on Indebtedness; (ii) limitations on Indebtedness and Preferred Stock of Restricted Subsidiaries;
(iii) limitations on Liens; (iv) limitations on Restricted Payments such as dividends, repurchases of the Company's or its Subsidiaries' stock and repurchases of Subordinated Obligations; (v) limitations on restrictions on distributions from Subsidiaries; (vi) limitations on sales of assets and Subsidiary stock; and (vii) limitations on merger and consolidation.

            All Series A Securities and Series B Securities shall be treated as a single class of Securities for all purposes hereunder.

5. Put Provisions

            Upon a Change of Control, any Holder of Securities will have the right to cause the Company to repurchase all or any part of the Securities of such Holder at a repurchase price equal to 101% of the principal amount of the Securities to be repurchased plus accrued interest to the date of repurchase (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date) as provided in, and subject to the terms of, the Indenture.

6. Denominations; Transfer; Exchange

            The Securities are in registered form without coupons in denominations of $100,000 and whole multiples of $1,000 in excess thereof. A Holder may transfer or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange of any Securities 15 days before an interest payment date.

7. Persons Deemed Owners

            The registered Holder of this Security may be treated as the owner of it for all purposes.

8. Unclaimed Money

            If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.

9. Discharge and Defeasance

            Subject to certain conditions, the Company at any time may terminate some or all of its obligations under the Securities and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal of and interest on the Securities to maturity.

10. Amendment, Waiver

            Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Securities may be amended with the written consent of the Holders of at least a majority in principal amount outstanding of the Securities and (ii) any default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in principal amount outstanding of the Securities. Subject to certain exceptions set forth in the Indenture, without the consent of any Securityholder, the Company and the Trustee may amend the Indenture or the Securities to cure any ambiguity, omission, defect or inconsistency, or to comply with Article 4 of the Indenture, or to provide for uncertificated Securities in addition to or in place of certificated Securities, or to add guarantees with respect to the Securities or to secure the Securities, or to add additional covenants or surrender rights and powers conferred on the Company, or to comply with any request of the SEC in connection with qualifying the Indenture under the Act, or to make any change that does not adversely affect the rights of any Securityholder.

11. Defaults and Remedies

            Under the Indenture, Events of Default include (i) default for 30 days in payment of interest on the Securities; (ii) default in payment of principal on the Securities at maturity, upon acceleration or otherwise, or failure by the Company to purchase Securities when required; (iii) failure by the Company to comply with other agreements in the Indenture or the Securities, in certain cases subject to notice and lapse of time; (iv) certain accelerations (including failure to pay within any grace period after final maturity) of other Indebtedness of the Company if the amount accelerated (or so unpaid) exceeds $10 million; (v) certain events of bankruptcy or insolvency with respect to the Company and the Significant Subsidiaries; and (vi) certain judgments or decrees for the payment of money in excess of $10 million. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Securities may declare all the Securities to be due and payable immediately. Certain events of bankruptcy or insolvency are Events of Default which will result in the Securities being due and payable immediately upon the occurrence of such Events of Default.

            Securityholders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities unless it receives reasonable indemnity or security. Subject to certain limitations, Holders of a majority in principal amount of the Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Securityholders notice of any continuing Default (except a Default in payment of principal or interest) if it determines that withholding notice is in the interest of the Holders.

12. Trustee Dealings with the Company

            Subject to certain limitations imposed by the Act, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

13. No Recourse Against Others

            A director, officer, employee or stockholder, as such, of the Company or the Trustee shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

14. Authentication

            This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Security.

15. Abbreviations

            Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors
Act).

16. CUSIP Numbers

            Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures the Company has caused CUSIP numbers to be printed on the Securities. No representation is made as to the accuracy of such numbers as printed on the Securities and reliance may be placed only on the other identification numbers placed thereon.

17. Governing Law.

            THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

            The Company will furnish to any Securityholder upon written request and without charge to the Securityholder a copy of the Indenture which has in it the text of this Security in larger type. Requests may be made to:
ContiFinancial Corporation, 277 Park Avenue, New York, New York 10172, Attention of Chief Counsel.

18. Registration Rights Agreement

            Pursuant to the Registration Rights Agreement, the Company will be obligated to consummate an exchange offer pursuant to which the Holder of this Security shall have the right to exchange this Security for 7-1/2% Senior Notes Due 2002, Series B, of the Company (the "Series B Securities"), which have been registered (or, with respect to certain Series B Securities, which will be entitled to such registration, as set forth in the Registration Rights Agreement) under the Securities Act, in like principal amount and having identical terms as this Security. The Holders of Securities shall be entitled to receive certain Additional Interest payments:

            (i) if (A) neither the Exchange Registration Statement nor the Shelf Registration has been filed on or prior to the applicable Filing Date or
      (B) notwithstanding that the Company has consummated or will consummate an Exchange Offer, the Company is required to file a Shelf Registration Statement and such Shelf Registration Statement is not filed on or prior to the Filing Date applicable thereto, then, commencing on the day after the Filing Date applicable thereto, Additional Interest shall accrue on the Notes over and above the stated interest at a rate of 0.50% per annum;

            (ii) if (A) neither the Exchange Registration Statement nor the Shelf Registration is declared effective by the SEC on or prior to the relevant Effectiveness Date or (B) notwithstanding that the Company has consummated or will consummate the Exchange Offer, the Company is required to file a Shelf Registration and such Shelf Registration is not declared effective by the SEC on or prior to the Effectiveness Date in respect of such Shelf Registration, then, commencing on the day after such Effectiveness Date, Additional Interest shall accrue on the Notes included or which should have been included in such Registration Statement over and above the stated interest at a rate of 0.50% per annum; and

            (iii) if (A) the Company has not exchanged Exchange Notes for all Notes validly tendered in accordance with the terms of the Exchange Offer on or prior to the 150th day after the Issue Date or (B) the Exchange Registration Statement ceases to be effective at any time prior to the time that the Exchange Offer is consummated or (C) if applicable, the Shelf Registration has been declared effective and such Shelf Registration ceases to be effective at any time during the Effectiveness Period, then Additional Interest shall accrue (over and above any interest otherwise payable on such Notes) at a rate of 0.50% per annum on (x) the 151st day after the Issue Date with respect to the Notes validly tendered and not exchanged by the Company, in the case of (A) above, or (y) the day the Exchange Registration Statement ceases to be effective in the case of (B) above, or (z) the day such Shelf Registration ceases to be effective in the case of (C) above (it being understood and agreed that, notwithstanding any provision to the contrary, so long as any Note which is the subject of a Shelf Notice is then covered by an effective Shelf Registration Statement, no Additional Interest shall accrue on such Note);

provided, however, that the Additional Interest rate on any affected Note may not exceed at any one time in the aggregate 0.50% per annum; and provided further that (1) upon the filing of the Exchange Registration Statement or a Shelf Registration (in the case of clause
(i) above), (2) upon the effectiveness of the Exchange Registration Statement or the Shelf Registration (in the case of clause (ii) above), or (3) upon the exchange of Exchange Notes for all Notes tendered and not validly withdrawn (in the case of clause (iii)(A) above), or upon the effectiveness of the Exchange Registration Statement which had ceased to remain effective (in the case of (iii)(B) above), or upon the effectiveness of the Shelf Registration which had ceased to remain effective (in the case of (iii)(C) above), Additional Interest on the affected Notes as a result of such clause (or the relevant subclause thereof), as the case may be, shall cease to accrue.

            Capitalized terms used in this paragraph 18 but not defined herein or in the Indenture shall have the meanings ascribed thereto in or pursuant to the Registration Rights Agreement.

--------------------------------------------------------------------------------

                                 ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to


      (Print or type assignee's name, address and zip code)

      (Insert assignee's soc. sec. or tax I.D. No.)


and irrevocably appoint _________________________ agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.


________________________________________________________________________________

Date: __________ Your Signature: _______________________________________________


________________________________________________________________________________
Sign exactly as your name appears on the other side of this Security.

                       OPTION OF HOLDER TO ELECT PURCHASE

            If you want to elect to have this Security purchased by the Company pursuant to Section 3.07 or 3.09 of the Indenture, check the box:

                                      |_|

            If you want to elect to have only part of this Security purchased by the Company pursuant to Section 3.07 or 3.09 of the Indenture, state the amount:
$


Date: __________________ Your Signature: _______________________________________
                         (Sign exactly as your name  appears
                         on the other side of the Security)


Signature Guarantee:____________________________________________________________
                    (Signature must be guaranteed by a
                    member firm of the New York Stock
                    Exchange or a commercial bank or trust
                    company)

                                                                       EXHIBIT B

                       [FORM OF FACE OF SERIES B SECURITY]

            UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

            TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE.


                                                                 CUSIP:

No.                                                                   $

                           7-1/2 Senior Notes Due 2002
                                    Series B

            CONTIFINANCIAL CORPORATION, a Delaware corporation, promises to pay to ____________________, or registered assigns, the principal sum of ___________ Dollars on March 15, 2002.

            Interest Payment Dates: March 15 and September 15.

            Record Dates: March 1 and September 1.

            Additional provisions of this Security are set forth on the other side of this Security.

Dated:

                                    CONTIFINANCIAL CORPORATION,

                                       by ______________________________________
                                          Name:
                                          Title:


                                          ______________________________________
                                          Name:
                                          Title:


TRUSTEE'S CERTIFICATE OF
AUTHENTICATION

THE CHASE MANHATTAN BANK,
   as Trustee, certifies
   that this is one of the                [Seal]
   Securities referred to in
   the Indenture.

   by______________________________
          Authorized Signatory

                   [FORM OF REVERSE SIDE OF SERIES B SECURITY]

                           7-1/2% Senior Note Due 2002
                                    Series B

1. Interest

      ContiFinancial Corporation, a Delaware corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the "Company"), promises to pay interest on the principal amount of this Security at the rate per annum shown above. The Company will pay interest semiannually on March 15 and September 15 of each year, commencing September 15, 1997. Interest on the Securities will accrue from the most recent date to which interest has been paid on this Security (or any predecessor Security) or, if no interest has been paid, from March 12, 1997. Interest will be computed on the basis of a 360-day year of twelve 30-day months. The Company shall pay interest on overdue principal at the rate borne by the Securities plus 1% per annum, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful. In addition, the Company shall pay additional interest on the Securities ("Additional Interest") under the circumstances and to the extent set forth in paragraph 18 hereof on the same dates on which interest is otherwise payable hereunder.

2. Method of Payment

      The Company will pay interest on the Securities (except defaulted interest) to the Persons who are registered holders of Securities at the close of business on the March 1 and September 1 next preceding the interest payment date even if Securities are canceled after the record date and on or before the interest payment date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Company may pay principal and interest by check payable in such money. It may mail an interest check to a Holder's registered address.

3. Paying Agent and Registrar

      Initially, The Chase Manhattan Bank, a New York banking corporation ("Trustee"), will act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent, Registrar or co-registrar without notice. The Company or any of its domestically incorporated Wholly Owned Subsidiaries may act as Paying Agent, Registrar or co-registrar.

4. Indenture

      The Company issued the Securities under an Indenture dated as of March 1, 1997 ("Indenture"), between the Company and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. ss.ss. 77aaa-77bbbb) as in effect on the date of the Indenture (the "Act"). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all such terms, and Securityholders are referred to the Indenture and the Act for a statement of those terms.

      The Securities are general unsecured obligations of the Company limited to $200 million aggregate principal amount (subject to Section 2.07 of the Indenture). The Indenture contains certain covenants, including covenants with respect to the following matters: (i) limitations on Indebtedness; (ii) limitations on Indebtedness and Preferred Stock of Restricted Subsidiaries;
(iii) limitations on Liens; (iv) limitations on Restricted Payments such as dividends, repurchases of the Company's or its Subsidiaries' stock and repurchases of Subordinated Obligations; (v) limitations on restrictions on distributions from Subsidiaries; (vi) limitations on sales of assets and Subsidiary stock; and (vii) limitations on merger and consolidation.

      All Series A Securities and Series B Securities shall be treated as a single class of Securities for all purposes hereunder.

5. Put Provisions

      Upon a Change of Control, any Holder of Securities will have the right to cause the Company to repurchase all or any part of the Securities of such Holder at a repurchase price equal to 101% of the principal amount of the Securities to be repurchased plus accrued interest to the date of repurchase (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date) as provided in, and subject to the terms of, the Indenture.

6. Denominations; Transfer; Exchange

      The Securities are in registered form without coupons in denominations of $1,000 and whole multiples of $1,000. A Holder may transfer or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange of any Securities 15 days before an interest payment date.

7. Persons Deemed Owners

      The registered Holder of this Security may be treated as the owner of it for all purposes.

8. Unclaimed Money

      If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.

9. Discharge and Defeasance

      Subject to certain conditions, the Company at any time may terminate some or all of its obligations under the Securities and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal of and interest on the Securities to maturity.

10. Amendment, Waiver

      Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Securities may be amended with the written consent of the Holders of at least a majority in principal amount outstanding of the Securities and (ii) any default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in principal amount outstanding of the Securities. Subject to certain exceptions set forth in the Indenture, without the consent of any Securityholder, the Company and the Trustee may amend the Indenture or the Securities to cure any ambiguity, omission, defect or inconsistency, or to comply with Article 4 of the Indenture, or to provide for uncertificated Securities in addition to or in place of certificated Securities, or to add guarantees with respect to the Securities or to secure the Securities, or to add additional covenants or surrender rights and powers conferred on the Company, or to comply with any request of the SEC in connection with qualifying the Indenture under the Act, or to make any change that does not adversely affect the rights of any Securityholder.

11. Defaults and Remedies

      Under the Indenture, Events of Default include (i) default for 30 days in payment of interest on the Securities; (ii) default in payment of principal on the Securities at maturity, upon acceleration or otherwise, or failure by the Company to purchase Securities when required; (iii) failure by the Company to comply with other agreements in the Indenture or the Securities, in certain cases subject to notice and lapse of time; (iv) certain accelerations (including failure to pay within any grace period after final maturity) of other Indebtedness of the Company if the amount accelerated (or so unpaid) exceeds $10 million; (v) certain events of bankruptcy or insolvency with respect to the Company and the Significant Subsidiaries; and (vi) certain judgments or decrees for the payment of money in excess of $10 million. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Securities may declare all the Securities to be due and payable immediately. Certain events of bankruptcy or insolvency are Events of Default which will result in the Securities being due and payable immediately upon the occurrence of such Events of Default.

      Securityholders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities unless it receives reasonable indemnity or security. Subject to certain limitations, Holders of a majority in principal amount of the Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Securityholders notice of any continuing Default

(except a Default in payment of principal or interest) if it determines that withholding notice is in the interest of the Holders.

12. Trustee Dealings with the Company

      Subject to certain limitations imposed by the Act, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

13. No Recourse Against Others

      A director, officer, employee or stockholder, as such, of the Company or the Trustee shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

14. Authentication

            This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Security.

15. Abbreviations

            Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors
Act).

16. CUSIP Numbers

            Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures the Company has caused CUSIP numbers to be printed on the Securities. No representation is made as to the accuracy of such numbers as printed on the Securities and reliance may be placed only on the other identification numbers placed thereon.

17. Governing Law.

            THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

            The Company will furnish to any Securityholder upon written request and without charge to the Securityholder a copy of the Indenture which has in it the text of this Security in larger type. Requests may be made to:
ContiFinancial Corporation, 277 Park Avenue, New York, New York 10172, Attention of Chief Counsel.

18. Registration Rights Agreement

            The Series B Securities were issued pursuant to an exchange offer pursuant to which 7-1/2% Senior Notes Due 2002 of the Company, in like principal amount and having substantially identical terms as this Security, were exchanged for the Series B Securities. The Holders of Securities are entitled to receive Additional Interest payments:

            (i) if (A) neither the Exchange Registration Statement nor the Shelf Registration has been filed on or prior to the applicable Filing Date or
      (B) notwithstanding that the Company has consummated or will consummate an Exchange Offer, the Company is required to file a Shelf Registration Statement and such Shelf Registration Statement is not filed on or prior to the Filing Date applicable thereto, then, commencing on the day after the Filing Date applicable thereto, Additional Interest shall accrue on the Notes over and above the stated interest at a rate of 0.50% per annum;

            (ii) if (A) neither the Exchange Registration Statement nor the Shelf Registration is declared effective by the SEC on or prior to the relevant Effectiveness Date or (B) notwithstanding that the Company has consummated or will consummate the Exchange

      Offer, the Company is required to file a Shelf Registration and such Shelf Registration is not declared effective by the SEC on or prior to the Effectiveness Date in respect of such Shelf Registration, then, commencing on the day after such Effectiveness Date, Additional Interest shall accrue on the Notes included or which should have been included in such Registration Statement over and above the stated interest at a rate of 0.50% per annum; and

            (iii) if (A) the Company has not exchanged Exchange Notes for all Notes validly tendered in accordance with the terms of the Exchange Offer on or prior to the 150th day after the Issue Date or (B) the Exchange Registration Statement ceases to be effective at any time prior to the time that the Exchange Offer is consummated or (C) if applicable, the Shelf Registration has been declared effective and such Shelf Registration ceases to be effective at any time during the Effectiveness Period, then Additional Interest shall accrue (over and above any interest otherwise payable on such Notes) at a rate of 0.50% per annum on (x) the 151st day after the Issue Date with respect to the Notes validly tendered and not exchanged by the Company, in the case of (A) above, or (y) the day the Exchange Registration Statement ceases to be effective in the case of (B) above, or (z) the day such Shelf Registration ceases to be effective in the case of (C) above (it being understood and agreed that, notwithstanding any provision to the contrary, so long as any Note which is the subject of a Shelf Notice is then covered by an effective Shelf Registration Statement, no Additional Interest shall accrue on such Note);

provided, however, that the Additional Interest rate on any affected Note may not exceed at any one time in the aggregate 0.50% per annum; and provided further that (1) upon the filing of the Exchange Registration Statement or a Shelf Registration (in the case of clause (i) above), (2) upon the effectiveness of the Exchange Registration Statement or the Shelf Registration (in the case of clause (ii) above), or (3) upon the exchange of Exchange Notes for all Notes tendered and not validly withdrawn (in the case of clause (iii)(A) above), or upon the effectiveness of the Exchange Registration Statement which had ceased to remain effective (in the case of (iii)(B) above), or upon the effectiveness of the Shelf Registration which had ceased to remain effective (in the case of (iii)(C) above), Additional

Interest on the affected Notes as a result of such clause (or the relevant subclause thereof), as the case may be, shall cease to accrue.

            Capitalized terms used in this paragraph 18 but not defined herein or in the Indenture shall have the meanings ascribed thereto in or pursuant to the Registration Rights Agreement.

--------------------------------------------------------------------------------

                                 ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to


      (Print or type assignee's name, address and zip code)

      (Insert assignee's soc. sec. or tax I.D. No.)


and irrevocably appoint _________________________ agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.


________________________________________________________________________________

Date: __________ Your Signature: _______________________________________________


________________________________________________________________________________
Sign exactly as your name appears on the other side of this Security.

                       OPTION OF HOLDER TO ELECT PURCHASE

            If you want to elect to have this Security purchased by the Company pursuant to Section 3.07 or 3.09 of the Indenture, check the box:

                                      |_|

            If you want to elect to have only part of this Security purchased by the Company pursuant to Section 3.07 or 3.09 of the Indenture, state the amount:
$


Date: __________________ Your Signature: _______________________________________
                         (Sign exactly as your name  appears
                         on the other side of the Security)


Signature Guarantee:____________________________________________________________
                    (Signature must be guaranteed by a
                    member firm of the New York Stock
                    Exchange or a commercial bank or trust
                    company)